UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a -101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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Ryerson Holding Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Ryerson 2020 Proxy Statement Notice of Annual Meeting of Stockholders

227 W. Monroe St., 27th Floor
Chicago, Illinois 60606

Notice of Annual Stockholders’ Meeting

Wednesday, April 28, 2021 2:00 p.m. Central Daylight Time

Virtual Meeting via a live audio-only webcast at www.proxydocs.com/RYI

March 12, 2021

To our Stockholders:

You are cordially invited to the 2021 annual meeting of stockholders of Ryerson Holding Corporation scheduled to be held on Wednesday, April 28, 2021, at 2:00 p.m. Central Daylight Time via a live audio-only webcast at www.proxydocs.com/RYI. There is no physical location for the 2021 annual meeting. At the meeting, we will consider:

Ο	The election of three directors;
Ο	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2021;
Ο

The adoption, on a non-binding, advisory basis, of a resolution approving the compensation of our named executive officers described under the heading Executive Compensation in our proxy statement (“say-on-pay” vote);

Ο

The selection, on a non-binding, advisory basis, of the resolution that a non-binding, advisory vote to approve the compensation of our named executive officers be held every THREE YEARS (“say-when-on-pay” vote); and

Ο	Such other business as may properly come before the meeting.

Stockholders who owned shares of our stock at the close of business on March 1, 2021 can vote on these proposals.

Our 2021 annual meeting of stockholders will be a virtual meeting. In order to attend the annual meeting, you must register in advance at www.proxydocs.com/RYI. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions.

Your vote is important regardless of the number of shares of stock you own. Whether you plan to attend or not, please review our proxy materials and request a proxy card to sign, date and return, or submit your voting instructions by telephone or through the Internet. On or about the date of this letter, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”).  Instructions for each type of voting are included in the Notice that you received and in this proxy statement. If you plan to attend the meeting and prefer to vote at that time, you may do so. If you hold your shares through a broker, bank, or other institution, please be sure to follow the voting instructions that you receive from the holder. The holder will not be able to vote your shares on any of the proposals except the ratification of the appointment of Ernst & Young LLP unless you have provided voting instructions.

Mark S. Silver

Executive Vice President, General Counsel & Chief Human Resources Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON APRIL 28, 2021: THIS PROXY STATEMENT AND THE

ANNUAL REPORT ARE AVAILABLE AT http://www.proxydocs.com/RYI.

RYERSON HOLDING CORPORATION

2021 Proxy Statement I

Ryerson Holding Corporation

From its modest start in 1842, Ryerson has grown into an intelligent network of service centers with leading capabilities to serve customers’ industrial metal supply chain needs. Ryerson has survived the Great Chicago Fire, weathered economic downturns, and evolved with changing markets. Ryerson is passionate about profitably providing consistently great customer experiences.

Ryerson Holding Corporation (“Ryerson,” the “Company,” “we,” “us” or “our”) is furnishing this proxy statement to the holders of our common stock in connection with the solicitation of proxies on behalf of our board of directors (the “Board”) for use at our 2021 annual meeting of stockholders, which will be held on Wednesday, April 28, 2021, via a live audio-only webcast at www.proxydocs.com/RYI. There is no physical location for the 2021 annual meeting.  We will begin sending notice of the availability of these proxy materials on or about March 12, 2021.

Our common stock trades on the New York Stock Exchange (“NYSE”) under the ticker symbol ‘RYI’. The Company’s fiscal year ends on December 31 of each calendar year. Our corporate headquarters is located at 227 W. Monroe St., 27th Floor, Chicago, Illinois 60606, and our website address is www.ryerson.com. Please note that the information on our website is not, and shall not be deemed to be, a part of this proxy statement nor, by reference or otherwise (except to the extent we specifically incorporate it by reference), incorporated into any other filings we make with the Securities and Exchange Commission (“SEC”).

On August 13, 2014, we completed an initial public offering of 11 million shares of our common stock (the “IPO”). Prior to that time, all of our common stock was held by affiliates of Platinum Equity, LLC (together with such affiliates, “Platinum”), which still own approximately 55% of Ryerson’s common stock. For additional information regarding Platinum’s ownership, see below under “Ownership of More Than 5% of Ryerson Stock,” on page 50.

As the context requires, “Ryerson,” the “Company,” “we,” “us” or “our” may also include the direct and indirect subsidiaries of Ryerson Holding Corporation.

2021 Proxy Statement 1

Annual Meeting Information

This proxy statement contains information we must provide to you under the rules of the SEC and the NYSE in connection with the solicitation of proxies by our Board for the 2021 annual meeting of stockholders. It is designed to assist you in voting your shares of our stock.

Who May Vote?

You may vote if you were the holder of record of shares of our common stock at the close of business on March 1, 2021. You are entitled to one vote on each matter presented at the 2021 annual meeting of stockholders for each share of our stock you owned at that time.  If you held stock at that time in “street name” through a broker, bank or other institution, you must either provide voting instructions to the holder or obtain a proxy, executed in your favor, from the holder to be able to vote those shares at the meeting.

Each share of Ryerson common stock is entitled to one vote.  As of the close of business on March 1, 2021 (the record date for determining stockholders entitled to vote at the annual meeting), we had 38,117,397 shares of common stock outstanding and entitled to vote.

Who May Attend the Meeting?

You are entitled to attend our 2021 annual meeting if you were the holder of record of shares of our common stock at the close of business on March 1, 2021 or if you hold a valid proxy for the annual meeting.

This year’s annual meeting will be accessible through the Internet via a live audio-only webcast. You are invited to attend the annual meeting via audio-only webcast to vote on the proposals described in this Proxy Statement so long as you register to attend the annual meeting at www.proxydocs.com/RYI. You will be asked to provide the control number located inside the shaded gray box on your notice or proxy card (the “Control Number”) as described in the Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) or proxy card. After completion of your registration, further instructions, including a unique link to access the annual meeting of stockholders, will be emailed to you. If you request a printed copy of our proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use. This year’s stockholder question and answer session will include questions submitted in advance of the annual meeting. You may submit a question in advance of the meeting at www.proxydocs.com/RYI after logging in with your Control Number.

What Am I Voting On?

You are voting on:

Ο	The election of three directors;
Ο	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2021;
Ο

The adoption, on a non-binding, advisory basis, of a resolution approving the compensation of our named executive officers described under the heading Executive Compensation in our proxy statement (“say-on-pay” vote);

Ο

The selection, on a non-binding, advisory basis, of the resolution that a non-binding, advisory vote to approve the compensation of our named executive officers be held every THREE YEARS (“say-when-on-pay” vote); and

Ο	Such other business as may properly come before the meeting.

How Do I Vote?

If your shares of stock are registered directly in your name, you are considered a stockholder of record and you will receive your Notice directly from us.  Stockholders of record can vote in advance of our annual meeting by requesting a proxy card to sign, date and return or by submitting voting instructions by telephone or through the Internet.  Please see the Notice you received or this proxy statement for specific instructions on how to cast your vote by any of these methods.

To vote during the annual meeting, you must do so through www.proxydocs.com/RYI. To be admitted to the annual meeting and vote your shares, you must register and provide the Control Number as described in the Internet Availability Notice or Proxy Card. After completion of your registration, further instructions, including a link a unique link to access the annual meeting, will be emailed to you.

If you hold your shares of stock through a broker, bank or other institution, you fare considered the beneficial owner of stock held in “street name” and you will receive your notice from your broker, bank or other institution.

2 RYERSON HOLDING CORPORATION

Stockholders of Record

For stockholders of record, voting instructions submitted via mail, telephone or the Internet must be received by our independent tabulator, Mediant, by the closing of the polls at the annual meeting.  Submitting your voting instructions prior to the annual meeting will not affect your right to vote in person should you decide to attend the meeting.

Stockholders of Record Can Vote By:

Ο	Requesting and returning a completed proxy card by mail to our independent tabulator, Mediant, by the closing of the polls at the annual meeting;
Ο	Submitting voting instructions via the Internet or telephone by the closing of the polls at the annual meeting; or
Ο	Voting at the annual meeting after registering at www.proxydocs.com/RYI by providing the Control Number as described in the Internet Availability Notice or Proxy Card.

Instructions and contact information for each of these voting options can be found in our Notice of Internet Availability of Proxy Materials.

The Internet and telephone voting procedures available to you are designed to authenticate stockholders’ identities, to allow stockholders to submit voting instructions and to confirm that stockholders’ voting instructions have been recorded properly.  We have been advised that the Internet and telephone voting procedures are consistent with the requirements of applicable law.  Stockholders voting via the Internet or telephone should understand that there may be costs associated with voting in this manner, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

Stock Held in Street Name

If you hold your stock in street name, you can vote by submitting a voting instruction card to your broker, bank or other institution that sent your Notice to you in accordance with their procedures.  Please note that if you hold your stock in street name, the broker, bank or other institution that holds the stock will not be able to vote your shares on any proposal other than the ratification of the appointment of Ernst & Young LLP unless you have provided voting instructions. If you hold your stock in street name and wish to vote at the meeting, you must obtain a proxy, executed in your favor, from the holder of record of the stock as of the record date.

What If I Do Not Provide Voting Instructions?

If you submit a valid proxy card, or validly submit voting instructions via the telephone or Internet, but you do not indicate your vote, your shares of stock will be voted FOR:

Ο	The election of the three directors named herein;
Ο	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2021;
Ο

The adoption, on a non-binding, advisory basis, of a resolution approving the compensation of our named executive officers described under the heading Executive Compensation in our proxy statement (“say-on-pay” vote); and

Ο

The selection, on a non-binding, advisory basis, of the resolution that a non-binding, advisory vote to approve the compensation of our named executive officers be held every THREE YEARS (“say-when-on-pay” vote).

You also give the proxies discretionary authority to vote on any other business that may properly be presented at the annual meeting.

Can I Revoke or Change My Vote?

If you are a stockholder of record, you may revoke or change your proxy and voting instructions at any time prior to the vote at the annual meeting. To do so:

Ο	Submit a new proxy card or voting instructions to the independent tabulator, Mediant, by mail, telephone or through the Internet by the closing of the polls at the annual meeting; or
Ο	Attend the annual meeting and submit an electronic ballot.

If you hold your stock in street name, you may revoke or change your proxy instructions prior to the vote at the annual meeting by submitting new voting instructions to your broker, bank or other institution in accordance with their procedures.

2021 Proxy Statement 3

Who Are the Proxies and What Do They Do?

When you vote in advance of the annual meeting, you appoint Mr. Mark S. Silver, our Executive Vice President, General Counsel & Chief Human Resources Officer, and Ms. Camilla R. Merrick, our Corporate Secretary, as proxies, each with the power to appoint a substitute.  You direct them to vote all of the shares of stock you held on the record date at the annual meeting and at any adjournment or postponement of that meeting.  If you submit a valid proxy card or validly submit voting instructions via the telephone or Internet, and you do not subsequently revoke your proxy or vote, the individuals named on the card as your proxies will vote your shares of stock in accordance with your instructions.  If you submit a valid proxy card or voting instructions but you do not indicate your vote, your shares of stock will be voted as described above under “What If I Do Not Provide Voting Instructions?” on page 3.

Is My Vote Confidential?

We have a confidential voting policy. Stockholders’ votes will not be disclosed to us other than in limited situations.  The independent tabulator will collect, tabulate and retain all proxies and will forward any comments written on the proxy cards or otherwise received by the independent tabulator to management.  Our confidential voting policy will not apply in the event of a contested solicitation.

What Is the Quorum Requirement for the Annual Meeting?

A quorum is necessary to hold a valid meeting.  A quorum will exist if stockholders holding a majority of the shares of stock issued and outstanding and entitled to vote at the meeting are present in person or represented by proxy.

How Are Abstentions, Withheld Votes and Broker Non-Votes Treated?

The election inspector will treat abstentions, withholds and “broker non-votes” as shares of stock that are present and entitled to vote for purposes of determining the presence of a quorum.  A “broker non-vote” occurs when a broker holding stock for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.  Brokers will have discretionary voting power with respect to proposal two (the ratification of the appointment of Ernst & Young LLP), but not with respect to any other proposal.  Abstentions and broker non-votes do not count as votes cast either for or against any of the proposals.  A “withhold” vote with respect to any director nominee will have the effect of a vote against such nominee.

What Vote Is Required to Approve a Proposal?

Proposal One: A director nominee will be elected to the Board if the number of votes cast “for” the nominee’s election exceeds the number of votes “withheld” from the nominee’s election.

Proposal Two: The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2021 will be approved if holders of a majority of the stock present in person at the meeting or represented by proxy vote in favor of the proposal.

Proposal Three: The  resolution  approving  the  compensation  of  our  named  executive  officers  described  under  the  heading  “Executive  Compensation”  in  our proxy statement will be approved on a non-binding, advisory basis, if holders of a majority of the stock present in person at the meeting or represented by proxy vote in favor of the proposal.

Proposal Four: A plurality of the affirmative votes cast will select, on a non-binding, advisory basis the frequency of the stockholder vote on the compensation of our named executive officers. We will consider stockholders to have expressed a non-binding preference for the frequency that receives the highest number of favorable votes.

Who Solicits Proxies and How Are They Paid?

The proxy accompanying this proxy statement is solicited on behalf of our Board for use at the annual meeting and Ryerson pays the expenses of soliciting the proxies. In addition to this solicitation by mail, our directors, officers and other employees may contact you by personal interview, telephone, electronic mail, facsimile, Internet or otherwise to obtain your proxy. These persons will not receive any additional compensation for these activities. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward solicitation material to the beneficial owners of stock.   We will reimburse these entities and our transfer agent for their reasonable out-of-pocket expenses in forwarding solicitation material. We have not retained the services of a proxy solicitor.

How Do You Determine Whether I Get One or More Paper Copies of the Proxy Materials?

To reduce the costs of printing and distributing proxy materials we are taking advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet. As a result, we send many stockholders a notice regarding the Internet availability of the proxy materials instead of a paper copy of our proxy materials. This notice explains how you can access the proxy materials over the Internet, and also describes how to request to receive a paper copy of the proxy materials. If you have requested paper copies of the proxy materials, you may have received one copy of our proxy statement, annual report or Notice for multiple stockholders in your household. This is because we and some brokers,

4 RYERSON HOLDING CORPORATION

banks and other record holders participate in the practice of “householding” proxy statements, annual reports and Notices of Internet Availability of Proxy Materials and deliver only one copy to stockholders at one address unless we or they receive other instructions from you.

If these materials were delivered to an address that you share with another stockholder, we will promptly deliver a separate copy if you make a written or verbal request to Ryerson Holding Corporation, Investor Relations, 227 W. Monroe St., 27th Floor, Chicago, Illinois 60606, email: investorinfo@ryerson.com, or telephone: 312-292-5130.

If you are receiving multiple copies and would like to receive only one copy for your household, you may make such request as follows:

Ο	If you are a stockholder of record, by contacting Ryerson Holding Corporation, c/o Mediant Communications, P.O. Box 8016, Cary, NC 27512-9903, or call Mediant at: 1-866-648-8133; and
Ο	If you are a beneficial owner of stock, by contacting your broker, bank or other holder of record.

The Company’s proxy materials are also available at ir.ryerson.com.

2021 Proxy Statement 5

Items You May Vote on

1.	Election of Directors

Our Board presently consists of seven directors, three of whom our Board has determined to be independent under the NYSE Listed Company Manual and other NYSE rules and requirements (together, “NYSE rules”).  Four of our directors are affiliated with Platinum, which owns a majority of our outstanding common stock.  Because Platinum owns more than 50% of the voting power of our common stock, we are considered to be a “controlled company” for purposes of the NYSE rules. As such, we are permitted, and have elected, to opt out of the NYSE rules that would otherwise require our Board to be comprised of a majority of independent directors.

The Board is divided into three separate classes, with one class being elected each year to serve a staggered three-year term. The terms of the Class I Directors expire at the 2021 annual meeting, and three directors will be elected at the annual meeting to serve as Class I Directors for a three-year term expiring at the 2024 annual meeting or until their successors are duly elected and qualified.

For the 2021 annual meeting, the Board has proposed the following director nominees for election: Eva M. Kalawski, Mary Ann Sigler, and Court D. Carruthers.

Detailed information on each director nominee and continuing director is provided below under “Biographies” on page 11.   If you submit valid voting instructions, the proxies will vote your shares of stock for the election of each of the nominees, unless you indicate that you wish to withhold your vote on a nominee. If at the time of the annual meeting any of the nominees is unable or declines to serve, the persons named in the proxy will, at the direction of the Board, either vote for the substitute nominee or nominees that the Board recommends, or the Board may reduce the number of directors to be elected at the meeting. The Board has no reason to believe that any nominee will be unable or will decline to serve as a director if elected.

Vote Required

Under our Bylaws, our directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. In an uncontested election, a director is elected if the votes cast “for” the director’s election exceed the votes “withheld” from the director’s election.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” the election of Eva m. kalawski, mary ann sigler, and court d. carruthers to serve as directors of the Company.

6 RYERSON HOLDING CORPORATION

2.	Ratification of the Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for 2021. Ernst & Young has served as the independent registered public accounting firm for the Company since 2006.   Representatives of Ernst & Young will be present at the annual meeting to answer questions. They will also have the opportunity to make a statement if they desire to do so.

The Audit Committee is responsible for recommending, for stockholder approval, our independent registered public accounting firm. Should stockholders fail to approve the ratification of the appointment of Ernst & Young, the Audit Committee would undertake the task of reviewing the appointment. Nevertheless, given the difficulty and expense of changing independent accountants mid-way through the year, there is no assurance that a firm other than Ernst & Young could be secured to deliver any or all of the Company’s independent auditing services required in 2021. The Audit Committee, however, would take the lack of stockholder approval into account when recommending an independent registered public accounting firm for 2021.

The following table sets out the various fees for services provided by Ernst & Young for 2020 and 2019. The Audit Committee pre-approved all of these services. For additional information, see the description of the pre-approval policies and procedures of the Audit Committee under “Pre-approval Policies,” below on page 19.

Annual Fees for 2020 and 2019

	Amounts
Description	2020	2019
Audit Fees(1)	$3,896,583	$4,282,240
Audit-related Fees(2)	—	—
Tax Fees(3)	$133,582	$454,925
Other Fees(4)	—	—
Total	$4,030,165	$4,737,165

(1)

Audit fees related to professional services rendered in conjunction with the audit of our annual financial statements, the audit of our internal control over financial reporting, the review of our quarterly financial statements, comfort letters, consents, and the audit of our statutory filings, and other services pertaining to SEC matters.

(2)

Audit-related fees related to professional services that are reasonably related to the performance of the audit or review of the Company’s financial statements, including compliance-related matters, which are not specifically classified as audit fees, including such fees related to subscription fees for the audit firm’s online research tool.

(3)

Tax fees related to professional services performed by the independent auditor’s tax personnel and not included in audit fees or audit related fees, such as services related to tax audits, tax compliance and tax consulting and planning services.  Tax fees primarily related to tax consulting and planning services related to international corporate structuring and transfer pricing relative to service charges from our U.S. operations to our Canadian subsidiary.

(4)	For 2020 and 2019, there were no fees billed by EY for services provided other than those described in the three preceding footnotes.

Ernst & Young LLP’s full-time, permanent employees conducted a majority of the audit of the Company’s 2020 financial statements. Leased personnel were not employed with respect to the domestic audit engagement.

Vote Required

The approval of this proposal requires the affirmative vote of a majority of the votes cast in person or by proxy and entitled to vote thereon at the 2021 annual meeting, assuming that a quorum is present.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for 2021.

3. Non-Binding, Advisory Vote on the Compensation of Our Named Executive Officers

Section 14A of the Securities Exchange Act of 1934 (“Section 14A”) requires that the Company provide its stockholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of its named executive officers at least once every three years. At the 2018 annual meeting, the stockholders followed the recommendation of our Board of Directors to hold an advisory vote on executive compensation once every three years. In 2018, the stockholders voted, and the Board of Directors determined, that the stockholders should vote on a say-on-pay proposal once every three years to provide the Company with sufficient time to thoughtfully consider the results of the vote and implement any desired changes to executive compensation policies and procedures. The last vote was held in 2018. Accordingly, the Company is seeking your vote to approve, on a non-binding advisory basis, the compensation of our named executive

2021 Proxy Statement 7

officers as disclosed in this proxy statement (the “Say-on-Pay Vote”). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

Stockholders are urged to read the “Executive Compensation” section of this proxy statement, beginning on page 26, which discusses  how our executive compensation policies and procedures implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our named executive officers. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals.

As an advisory vote, the vote on this proposal is not binding. However, our Board and Compensation Committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Based on the above, we request that you indicate your support for our executive compensation practices by voting in favor of the following resolution:

“RESOLVED, that the Company’s stockholders approve the compensation of the Company’s named executive officers as described in this Proxy Statement in the “Executive Compensation” section, including the Compensation Discussion and Analysis and the related compensation tables and narrative.”

Vote Required

The approval of this proposal requires the affirmative vote of a majority of the votes cast in person or by proxy and entitled to vote thereon at the 2021 annual meeting, assuming that a quorum is present.

Recommendation of the Board

Our Board of Directors unanimously recommends a vote “FOR” the adoption, on a non-binding, advisory basis, of the resolution approving the compensation of our named executive officers described under the heading “Executive Compensation” in our proxy statement.

4. Non-Binding, Advisory Vote on the Frequency of the Stockholder Vote on Executive Compensation

Section 14A also provides that we include in this proxy statement a separate, advisory, non-binding stockholder vote on whether the Say-on-Pay Vote should occur every one, two or three years (Say-When-on-Pay Vote). Stockholders have the option to vote for any one of the three options, or to abstain on the matter.

The Board has determined that an advisory vote on executive compensation every three years is the best approach for the Company based on a number of considerations, including the following:

● An advisory vote every three years would give the Board sufficient time to thoughtfully consider the results of the vote and to implement any desired changes to executive compensation policies and procedures; and

● A three-year cycle would provide investors sufficient time to evaluate the effectiveness of the short- and long-term compensation strategies and related business outcomes of the Company. We believe a short review cycle will not allow for  a meaningful evaluation of our performance against our compensation practices, as any adjustment in pay practices would take time to implement and to be reflected in our financial performance and in the price of our common stock.

The stockholders also have the opportunity to provide additional feedback on important matters involving executive compensation even in years when a Say-on-Pay Vote does not occur. As discussed under “Communications with the

8 RYERSON HOLDING CORPORATION

Board” on page 17, the Company provides stockholders an opportunity to communicate directly with the Board on any issue, including executive compensation.

You may indicate your preferred voting frequency by voting for the option of three years, two years, or one year, or you may abstain from voting. We will consider stockholders to have expressed a non-binding preference for the frequency that receives the highest number of favorable votes.

Although this selection is non-binding in nature, our Board and Compensation Committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal, and will consider the stockholders’ preference in determining the frequency of future votes on compensation program for our named executive officers. However, the Board may decide that it is in the best interests of our stockholders and the Company to hold a non-binding, advisory Say on Pay Vote more or less frequently than the option selected by our stockholders.

The Board of Directors unanimously recommends that a non-binding, advisory vote to approve the compensation of our named executive officers be held every THREE years.

Vote Required

The approval of this proposal requires the affirmative vote of a majority of the votes cast in person or by proxy and entitled to vote thereon at the 2021 annual meeting, assuming that a quorum is present.

Recommendation of the Board

Our Board of Directors unanimously recommends a vote “FOR” the adoption, on a non-binding, advisory basis, of the resolution approving the Non-Binding, Advisory Vote on the Frequency of the Stockholder Vote on Executive Compensation of our named executive officers described under the heading “Executive Compensation” in our proxy statement.

5. Such Other Business as May Properly Come before the Annual Meeting

We do not know of any other matters to be voted on at the meeting. If, however, other matters are properly presented for a vote at the meeting, the persons named as proxies will vote your properly submitted proxy according to their judgment on those matters.

2021 Proxy Statement 9

Board of Directors

Composition of the Board of Directors

Our Amended and Restated Certificate of Incorporation and Bylaws provide that the authorized number of directors shall be fixed from time to time by a resolution of the majority of our Board. Our Board is currently comprised of the following seven members: Kirk K. Calhoun, Court D. Carruthers, Eva M. Kalawski, Jacob Kotzubei, Stephen P. Larson, Philip E. Norment and Mary Ann Sigler.

In connection with the IPO, the Company and Platinum entered into an amended and restated investor rights agreement (the “Investor Rights Agreement”) in August 2014 that provided, among other things, that for so long as Platinum collectively beneficially owns (i) at least 30% of the voting power of the outstanding capital stock of the Company, Platinum will have the right to nominate for election to the Board no fewer than that number of directors that would constitute a majority of the number of directors if there were no vacancies on the Board, (ii) at least 15% but less than 30% of the voting power of the outstanding capital stock of the Company, Platinum will have the right to nominate two directors and (iii) at least 5% but less than 15% of the voting power of the outstanding capital stock of the Company, Platinum will have the right to nominate one director. The agreement also provides that if the size of the Board is increased or decreased at any time, Platinum’s nomination rights will be proportionately increased or decreased, respectively, rounded up to the nearest whole number. Under the Investor Rights Agreement, Platinum has nominated Ms. Kalawski, Mr. Kotzubei, Mr. Norment and Ms. Sigler. Our Corporate Governance Guidelines provide that if an officer serving on our Board resigns or retires from his or her executive position with the Company or if a non-management director’s external job changes from the time such director was last elected, such individual shall offer his or her resignation from the Board at the same time; however, whether or not the individual shall continue to serve on the Board is a matter for determination on a case-by-case basis by the Board.

Board Diversity

Term and Classes of Directors

Our Board is divided into three staggered classes of directors of the same or nearly the same number. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the directors will expire upon election and qualification of successor directors at the annual meeting of stockholders to be held during the years 2021 for the Class I directors, 2022 for the Class II directors, and 2023 for the Class III directors.

10 RYERSON HOLDING CORPORATION

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class shall consist of one-third of the directors. The following table sets forth information as of the date of this proxy statement regarding the nominees for directors and other directors who will serve as directors in the classes and for the terms specified below:

Name	Age	Director Since	Expiration of Current Term
Nominees for Director
Class I
Court D. Carruthers	48	2015	2021*
Eva M. Kalawski	65	2007	2021*
Mary Ann Sigler	66	2010	2021*
Continuing Directors
Class II
Stephen P. Larson	64	2014	2022
Philip E. Norment	61	2014	2022
Class III
Kirk K. Calhoun	76	2014	2023
Jacob Kotzubei	52	2010	2023

*	Current term expires at this annual meeting. Our Board has determined that Messrs. Calhoun, Carruthers and Larson are independent under the NYSE rules.

Biographies

Additional information regarding the nominees and continuing directors is set forth below and is based on information furnished to us by the nominees and directors:

Nominees for Director

The Board has nominated Mses. Kalawski and Sigler, and Mr. Carruthers for election at the 2021 annual meeting, each to hold office until the annual meeting of stockholders in 2024 (subject to the election and qualification of their successors or the earlier of their death, resignation or removal). Each is currently a director.

EVA M. KALAWSKI Director since: July 2014

Eva M. Kalawski joined Platinum in 1997, is a former Partner at Platinum and served as the firm’s General Counsel until July 2018. She currently serves as Special Counsel and Assistant Secretary of Platinum, and serves or has served as an officer and/or director of many of the firm’s portfolio companies. Prior to joining Platinum in 1997, Ms. Kalawski was Vice President of Human Resources, General Counsel and Secretary for Pilot Software, Inc. Ms. Kalawski earned a Bachelor of Political Science and French from Mount Holyoke College, Massachusetts, and a Juris Doctor from Georgetown University Law Center, Washington, D.C. Ms. Kalawski’s expertise and experience managing the legal operations of many portfolio companies has led the Board to conclude that she has the background and skills necessary to serve as a director of the Company.

MARY ANN SIGLER Director since: January 2014 Public Company Directorships: Key Energy Services, Inc. (NYSE: KEG)

Mary Ann Sigler serves as Platinum’s Chief Financial Officer and Chief Compliance Officer. Ms. Sigler joined Platinum in 2004 and is responsible for overall accounting, tax and financial reporting as well as managing strategic planning projects for the firm. Prior to joining Platinum, Ms. Sigler was with Ernst & Young LLP for 25 years where she was a Partner. Ms. Sigler holds a Master of Business Taxation from the University of Southern California and a Bachelor of Arts in Accounting from the California State University at Fullerton. Ms. Sigler is a Certified Public Accountant in California, as well as a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants. She currently serves on the board of directors of Key Energy Services, Inc. Ms. Sigler’s experience in accounting and strategic planning matters has led the Board to conclude that she has the requisite qualifications to serve as a director of the Company and facilitate its continued growth.

2021 Proxy Statement 11

COURT D. CARRUTHERS Director since: August 2015 Public Company Directorships: US Foods Holding Corp. (NYSE: USFD)

Court D. Carruthers serves as President and CEO of TricorBraun, Inc., a global packaging solutions company, where he is also a director. He is the founder and principal of CKAL Advisory Partners, LLC. He previously served as Senior Vice President and Group President, Americas, of W.W. Grainger, Inc., a broad-line supplier of maintenance, repair and operating (MRO) products, from 2013 until July 2015. Prior to that time, he had served as President, Grainger U.S., from 2012 until 2013; President, Grainger International, from 2009 until 2012; and President, Acklands-Grainger, from 2006 until 2009. He was appointed a Senior Vice President of Grainger in 2007. Mr. Carruthers serves as a director of US Foods Holding Corp. He is a past director of a number of private and public companies including Monotaro, PSS Companies, Shoes for Crews, Follett Corp., and Foundation Building Materials. Mr. Carruthers currently serves on the boards of WC Hockey NFP and the Gorton Community Center. He is a Chartered Professional Accountant (Canada, nonpracticing), and holds a Bachelor of Commerce degree from the University of Alberta in Edmonton, Alberta, Canada, and a Master of Business Administration from Queens University in Kingston, Ontario, Canada. His substantial prior experience as a senior executive for a large international distribution company has led the Board to conclude that Mr. Carruthers has the background and skills necessary to serve as a director of the Company.

12 RYERSON HOLDING CORPORATION

Continuing Directors

Messrs. Calhoun, Kotzubei, Larson and Norment will remain directors after the annual meeting.

JACOB KOTZUBEI Director since: January 2014 Public Company Directorships: KEMET Corp. (NYSE: KEM) Key Energy Services, Inc. (NYSE: KEG)

Jacob Kotzubei joined Platinum in 2002 and is a Partner at the firm. Mr. Kotzubei serves as a director of a number of Platinum’s portfolio companies. Prior to joining Platinum in 2002, Mr. Kotzubei was a Vice President of the Goldman Sachs Investment Banking Division – High Tech Group in New York City, and the head of the East Coast Semiconductor Group. Previously, he was an attorney at Sullivan & Cromwell LLP in New York City, specializing in mergers and acquisitions. Mr. Kotzubei received a Bachelor’s degree from Wesleyan University and holds a Juris Doctor from Columbia University School of Law. Mr. Kotzubei serves on the board of directors of KEMET Corp., and Key Energy Services, Inc. Mr. Kotzubei’s experience in executive management oversight, private equity, capital markets and transactional matters has led the Board of Directors to conclude that he has the varied expertise necessary to serve as a director of the Company.

STEPHEN P. LARSON Director since: October 2014

Stephen P. Larson completed a 35-year career with Caterpillar Inc. in 2014 after holding multiple positions in the areas of accounting, finance, marketing and logistics. Caterpillar is the world’s leading manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. His senior leadership positions for Caterpillar included roles as Product Manager; Regional Manager for Canada and the Eastern United States; Vice President, Caterpillar Financial Services - Asia Pacific; Caterpillar Logistics President - Americas region; and from 2007 until his retirement, Vice President, Caterpillar Inc. and President and Chairman of Caterpillar Logistics Services, a wholly-owned subsidiary of Caterpillar Inc. From November 2015 to August 2016, Mr. Larson served as Interim Chief Executive Officer and was already a member of the board of directors of Neovia Logistics Services, LLC (formerly Caterpillar Logistics Services), a global industrial contract logistics company. Mr. Larson previously served for six years as a Commissioner on the board of the Metropolitan Airport Authority of Peoria, Illinois. He earned a Bachelor of Business Administration and a Master of Business Administration, both from Western Illinois University. Mr. Larson’s experience in accounting, finance and other areas for a large international manufacturer has led the Board to conclude that he has the background and skills necessary to serve as a director of the Company.

PHILIP E. NORMENT Director since: April 2014 Public Company Directorships: Key Energy Services, Inc. (NYSE: KEG)

Philip E. Norment is a Partner at Platinum. He is a member of Platinum’s Investment Committee, and the President, Portfolio Operations, responsible for evaluating acquisition opportunities and integrating new acquisitions into the portfolio. Prior to joining Platinum in 1997, Mr. Norment served in a variety of management positions at Pilot Software, Inc., achieving the position of Chief Operating Officer. Over the course of 12 years, he worked in the areas of global support, operations, consultative services and sales support.  Mr. Norment currently serves as the chairman of the board of directors and on the audit committee of Key Energy Services Inc.  Mr. Norment earned a Bachelor of Economics and a Master of Business Administration from the University of Massachusetts Amherst. Mr. Norment’s experience in executive management oversight, private equity, and transactional matters has led the Board to conclude that he has the varied expertise necessary to serve as a director of the Company.

Meetings of the Board and Board Committees

During 2020, our Board met six times. To monitor COVID-19’s impact on our business, our directors held a special meeting with management in April 2020.  In addition to the meeting of the full Board, directors also attended meetings of Board committees on which they served. All of the directors attended at least 89% of the meetings of the Board and the committees on which they served. While we do not have a formal policy requiring them to do so, we encourage our

2021 Proxy Statement 13

directors to attend our annual meeting of stockholders. All of our seven directors attended our 2020 annual meeting of stockholders, which we held virtually due to the COVID-19 pandemic.

The standing committees of the Board, with the membership indicated as of February 28, 2021, are set forth in the table below. The Board has an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board also appoints an ad hoc Pricing Committee from time to time as needed. In July 2020, the Pricing Committee comprise of Messrs. Kotzubei, Norment, and Larson met to approve the refinancing of the Company’s senior secured notes.

Director	Executive Committee	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Kirk K. Calhoun*		X(C)(F)	X
Court D. Carruthers*		X
Eva M. Kalawski				X
Jacob Kotzubei	X(C)		X(C)
Stephen P. Larson*	X	X
Philip E. Norment	X			X
Mary Ann Sigler			X	X(C)

*	Determined by our Board to be independent under the NYSE rules.
(C)	Committee Chair.
(F)	Audit Committee Financial Expert

Corporate Governance Matters

Our policies and practices reflect corporate governance standards that comply with the NYSE rules and the corporate governance requirements of the Sarbanes-Oxley Act, including:

O	Our Board adopted clear corporate governance policies, including standards for determining director independence;
O	Our Board committee charters clearly establish their respective roles and responsibilities;
O	Our directors meet regularly in executive session without management present;
O	We have a code of ethics and business conduct that applies to all Ryerson directors, officers and associates;
O

Our chief executive officer, chief financial officer and other senior financial officers are subject to an additional code of ethics to promote (i) honest and ethical conduct; (ii) full, fair, accurate, timely and understandable disclosure in SEC filings; and (iii) compliance with applicable laws, rules and regulations;

O	Our internal audit function maintains critical oversight over the key areas of our business, compliance processes and controls, and reports regularly to the Audit Committee;
O

We have a compliance hotline service that permits employees to report violations of our code of ethics or other issues of significant concern on a confidential basis, via a toll-free telephone number or the Internet; and

O	Concerns related to the Company’s financial statements, accounting practices, or internal controls may be communicated in writing to the Company’s Audit Committee.

Board Leadership Structure

Under our Bylaws, the Board may appoint one of the directors as Chairman of the Board. The Chairman of the Board may be a management or a non-management director and may or may not be the same individual as our CEO (if our CEO is a director), at the option of the Board. The Board believes it should be free to make this determination depending on what it believes is best for the Company in light of all the circumstances. The Company’s CEO is currently not a member of the Board and the Board currently does not have a Chairman of the Board. This leadership structure also allows our CEO to focus his time and energy on operating and managing the Company, and leverages the experiences and perspectives of all of the Company’s directors.

Our directors meet at regularly scheduled executive sessions without management present, usually in conjunction with regularly scheduled Board meetings. In addition, at least once each year the independent directors meet in executive session without any other persons present. One of our independent directors is chosen by the directors at each such session of independent directors to preside over the session.

14 RYERSON HOLDING CORPORATION

Controlled Company Status and Director Independence

As stated above, because Platinum owns more than 50% of the voting power of our common stock, we are considered to be a “controlled company” for purposes of the NYSE rules. As such, we are permitted, and have elected, to opt out of the NYSE rules that would otherwise require our Board to be comprised of a majority of independent directors and require our Compensation Committee and Nominating and Corporate Governance Committee to be comprised entirely of independent directors.

For a director to be considered independent under the NYSE rules, our Board must determine that the director nominee (or director) does not have any material relationship with the Company. To assist in making this determination, our Board adopted a policy on director independence based on the NYSE’s independence standards. A copy of the policy is available on the corporate governance page on our website, which can be found at ir.ryerson.com by clicking on “Governance.”

Under our policy on director independence, a director will be considered independent only if the Board has affirmatively determined that the director has no material relationship with the Company that would impair the director’s independent judgment. In the process of making such determinations, the Board will consider the nature, extent and materiality of the director’s relationships with the Company. When assessing the materiality of a director’s relationship with the Company, the Board should consider the issue not only from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. The Board will consider all relevant facts and circumstances in rendering its “independence” determinations. Material relationships can include commercial, banking, consulting, legal, accounting, charitable and familial relationships, among others. In addition, a director will not be deemed “independent” for purposes of service on the Board if such director:

1.

is, or has been within the last three years, an employee of the Company, or an immediate family member of such director is, or has been within the last three years, an executive officer of the Company;

2.

has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

3.

(A) is a current partner or employee of a firm that is the Company’s internal or external auditor; (B) has an immediate family member who is a current partner of such a firm; (C) has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (D) was, or has an immediate family member who was, within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time;

4.

is, or an immediate family member of such director is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; or

5.

is a current employee, or has an immediate family member who is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000, or 2% of such other company’s consolidated gross revenues.

For purposes of the Company’s policy on director independence, “immediate family member” means any of the person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers-and sisters-in-law and anyone (other than domestic employees) who shares the person’s home.

The Board has determined that Messrs. Calhoun, Carruthers and Larson are, or during 2020 were, independent within the meaning of the NYSE rules or our policy on director independence.

As stated above, our Board of Directors unanimously recommends a vote “FOR” the election of the Board’s nominees identified above.

Board Oversight of Risk

Our Board as a whole has responsibility for overseeing our risk management. The Board and the Audit Committee assess whether management has an appropriate framework to manage risks and whether that framework is operating effectively. On a regular basis, the Board and its committees engage with management on risk as part of broad strategic and operational discussions which encompass ongoing risks, as well as on a risk-by-risk basis. The Board exercises its oversight responsibility directly and through its committees.

2021 Proxy Statement 15

As a general matter, the Board and its committees are informed by reports from our management team and from our internal audit department that are designed to provide visibility to the Board about the identification and assessment of key risks and our risk mitigation strategies. In carrying out this critical responsibility, the Board has designated the Audit Committee with primary responsibility for overseeing certain enterprise risk management, including financial, cybersecurity, legal, and market risks. The Audit Committee reviews the steps management has taken to monitor and mitigate these risks. With respect to financial, cybersecurity and market risks, the Audit Committee reviews quarterly reports from Ryerson’s internal audit department, General Counsel, and Chief Information Officer.

The Board’s consideration of risk is not limited to discussions during Board and committee meetings. Rather, the Board may communicate with management as a group, or individually, concerning our most significant risks whenever it deems such communications to be appropriate. In addition, each Director has complete access to all of our employees to the extent the Director may have questions concerning a particular risk.

To monitor COVID-19’s initial impact on our business, our Board held a special meeting with management in April 2020, which included presentations and discussion on the evolving risk environment for our employees, operations and financial position.  Since then, our Board continues to receive regular updates on COVID-19’s continued impact and risk to our employees, operations and financial position.

Committee Roles

Our Compensation Committee is responsible for evaluating risk arising from our compensation policies and practices, management development and succession planning, and employment benefits and policies. Our Nominating and Governance Committee manages risks related to Board composition and succession planning, Director independence, governance, and corporate compliance and reporting obligations.  In addition to overseeing certain enterprise risk management, our Audit Committee assists the Board in monitoring the Company’s compliance with legal and regulatory requirements as well as its ethical standards and policies. It also oversees our internal audit function. The committees provide reports to the full Board regarding these and other matters.

Internal Audit

Under its charter, the internal audit department is tasked to help the Company accomplish its objectives by bringing a systematic and disciplined approach to evaluate and improve the effectiveness of the Company’s risk management, control and governance processes. To promote independence of the department and ensure appropriate internal audit coverage, the internal audit director is responsible for leading the department and reports functionally to the Audit Committee, and administratively (i.e., day-to-day operations) to the chief financial officer. The internal audit services personnel have unrestricted access to all functions, records, property and personnel of the Company, and full and free access to the Audit Committee. The internal audit department is currently staffed entirely by a third-party auditing firm.

The scope of the department’s internal auditing encompasses, but is not limited to, the examination and evaluation of the adequacy and effectiveness of the Company’s governance, risk management and internal controls, as well as the quality of performance in carrying out assigned responsibilities to achieve the Company’s stated goals and objectives. This includes, among other things:

Ο	partnering with other governance and monitoring groups to evaluate risk exposure relating to achievement of the Company’s strategic objectives;
Ο	monitoring and evaluating the effectiveness of the Company’s risk management processes;
Ο	performing consulting and advisory services related to governance, risk management and control as appropriate for the Company; and
Ο	reporting significant risk exposures and control issues, including fraud risks, governance issues, cybersecurity risks, and other matters needed or requested by the Audit Committee.

The internal audit department provides reports on these items to the Audit Committee at each regularly scheduled Audit Committee meeting. In addition, the internal audit department is responsible for conducting an annual risk assessment and developing a corresponding annual audit plan using a risk-based approach to monitor and report on the adequacy and effectiveness of the Company’s processes for controlling its activities and managing its risks.

Governance Guidelines and Committee Charters

We maintain a corporate governance page on our website that includes our Corporate Governance Guidelines, Code of Ethics and Business Conduct and the charters for our Audit, Compensation and Nominating and Corporate Governance Committees. The corporate governance page can be found at ir.ryerson.com by clicking on “Governance.” Stockholders also may obtain copies of these materials by contacting us at Investor Relations, 227 W. Monroe St., 27th Floor, Chicago, Illinois 60606, email: investorinfo@ryerson.com, or telephone: 312-292-5130.

16 RYERSON HOLDING CORPORATION

Code of Ethics

Our Board has adopted a code of ethics (“Code of Ethics”) that contains the ethical principles by which our chief executive officer and chief financial officer, among others, are expected to conduct themselves when carrying out their duties and responsibilities. A copy of the Code of Ethics may be found at the end of our general code of ethics and business conduct, available on our corporate governance webpage located at ir.ryerson.com. We will provide a copy of our general code of ethics and business conduct, which includes the Code of Ethics, to any person, without charge, upon request, by writing to the Chief Compliance Officer, Ryerson Holding Corporation, 227 W. Monroe St., 27th Floor, Chicago, Illinois 60606 (telephone number: 312-292-5000). We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our Code of Ethics by posting such information on the corporate governance page on our website, which can be found at ir.ryerson.com by clicking on “Governance.”

Communications with the Board

An employee, officer or other interested party who has an interest in communicating with the Board may do so by directing the communication to the General Counsel of the Company. Persons who desire to communicate with the directors should send their correspondence addressed to the attention of the General Counsel, c/o Ryerson Holding Corporation, 227 W. Monroe St., 27th Floor, Chicago, Illinois 60606. The General Counsel will provide a summary of all appropriate communications to the addressed directors.

Board Committees

Executive Committee

In December 2014, the Board established an Executive Committee in accordance with our Bylaws. The Executive Committee has and may exercise all powers that the Board legally delegates to it. In addition, during the intervals between meetings of the Board, the Executive Committee has and may exercise all of the powers of the Board, other than such powers as are granted to the Audit Committee, the Compensation Committee or the Nominating and Corporate Governance Committee, in the management of the business and affairs of the Corporation, unless otherwise limited by a resolution of the Board, the Company’s Amended and Restated Certificate of Incorporation or Bylaws, or applicable law. The Executive Committee is convened when circumstances do not allow the time, or when it is otherwise not practicable, for the entire Board to meet. The Executive Committee consists of Messrs. Kotzubei, Larson and Norment. In 2020, the Executive Committee did not meet.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee (the “Governance Committee”) considers and oversees all corporate governance issues as they arise and develops appropriate recommendations for the Board regarding those issues. It is also responsible for reviewing the requisite skills and characteristics of the members of the Board. In 2020, the Governance Committee met twice. The Governance Committee consists of Mr. Norment and Mses. Kalawski and Sigler. Because Platinum owns more than 50% of the voting power of our common stock, we are considered to be a “controlled company” for the purposes of the NYSE rules. As such, we are permitted, and have elected, to opt out of the NYSE rules that would otherwise require our Governance Committee to be comprised entirely of independent directors.

Our Board has adopted a written charter for the Governance Committee, pursuant to which the Governance Committee has, among others, the following responsibilities:

Ο	Oversee and assist our Board in identifying, reviewing and recommending nominees for election as directors and for appointment to Board committees;
Ο	Review and evaluate the overall effectiveness and functioning of the management and the Board and the compliance of the Board with applicable legal requirements;
Ο	Review and evaluate the composition and performance of the other Board committees, and recommend any changes to the composition, size and functions of each committee;
Ο	Develop, review and recommend corporate governance guidelines; and
Ο	Generally advise our Board on corporate governance and related matters.

Qualifications for Directors

In selecting or recommending candidates to serve as directors, the Governance Committee takes into consideration the following criteria as approved by the Board, and as modified by the Board from time to time, and such other factors as it deems appropriate:

2021 Proxy Statement 17

(i)	high personal and professional ethics, values and integrity;
(ii)	education, skill and experience that the Board deems relevant and useful, including whether such attributes or background would contribute to the diversity of the Board as a whole;
(iii)	ability and willingness to serve on any committees of the Board; and
(iv)	ability and willingness to commit adequate time to the proper functioning of the Board and its committees.

The Governance Committee will consider all candidates recommended by the Company’s stockholders in accordance with the procedures set forth in the Company’s annual proxy statement. The Governance Committee may also consider candidates proposed by management. For additional information, see “Stockholder Nominations for Directors,” below on page 53.

Audit Committee

Our Audit Committee oversees a broad range of issues surrounding our accounting and financial reporting processes and audits of our financial statements. In 2020, the Audit Committee met four times. The Audit Committee consists of Messrs. Calhoun, Carruthers and Larson. Each of Messrs. Calhoun, Carruthers and Larson are “independent” as such term is defined in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and under the applicable NYSE rules. Each is “financially literate,” and Mr. Calhoun, the chair of the Audit Committee, is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

Our Board has adopted a written charter for the Audit Committee, pursuant to which the Audit Committee has, among others, the following responsibilities:

Ο	Review and recommend to the Board the independent auditors to be selected to audit the financial statements;
Ο

Inquire as to the independence of the independent auditors and obtain from the independent auditors, on a periodic basis, a formal written statement delineating all relationships between the independent auditors and the Company; in addition, review the extent of non-audit services provided by the independent auditors in relation to the objectivity needed in the independent audit and recommend that the Board take appropriate action in response to the independent auditors’ written statement to satisfy the Board as to the independent auditors’ independence;

Ο	Pre-approve all services provided by the independent auditors to the Company;
Ο

Pre-approve appropriate funding for payment of (a) compensation to the Company’s independent auditors for preparing or issuing an audit report or performing other audit, review or attest services for the Company, (b) compensation to any advisors employed by the Committee and (c) ordinary administrative expenses necessary or appropriate to carry out its duties;

Ο	Ensure proper audit partner rotation;
Ο

Meet with the independent auditors and the financial management to review the scope of the audit proposed for the current year and the audit procedures to be utilized and at its conclusion review the audit with the Committee; upon completion of the audit and following each interim review of the Company’s financial statements, discuss with the independent auditors all matters required to be communicated to the Committee under generally accepted auditing standards, including the judgments of the independent auditors with respect to the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates in the financial statements;

Ο

Review with the independent auditors, the internal auditor (if any) and the financial and accounting personnel, the adequacy of the accounting and financial controls and elicits any recommendations for improvement or particular areas where augmented controls are desirable;

Ο

Review the internal audit function of the Company including the independence and authority of its reporting obligations, the audit plans proposed for the coming year and the coordination of such plans with the work of the independent auditors;

Ο	Receive before each meeting a summary of findings from completed internal audits and a progress report on the proposed internal audit plan with explanations for any deviations from the original plan;
Ο	Review the financial statements contained in the annual and quarterly reports with management and the independent auditors;
Ο	Review any year-to-year changes in accounting principles or practices;
Ο

Provide sufficient opportunity at each meeting for the internal and independent auditors to meet with the Committee without management present; among the items to be discussed in these meetings are the independent auditors’ evaluation of the financial, accounting and auditing personnel, and their cooperation during the audit;

18 RYERSON HOLDING CORPORATION

Ο	Review with the independent auditors any problems or difficulties the auditors may have encountered, including any disagreements with management;
Ο	Review accounting and financial personnel and succession planning;
Ο	Oversee the cybersecurity program, including mitigation efforts related to cybersecurity risks;
Ο

Investigate any matter brought to its attention within the scope of its duties, with the power to retain professional advice (at the expense of the Company) for this purpose if, in its judgment, that is appropriate; and

Ο	Establish, as necessary, detailed pre-approval policies and procedures for engaging audit and non-audit services.

The Audit Committee also reviews related party transactions. For additional information regarding our related party policy, see “Related Party Transactions,” below on page 51.

Audit, Audit-related and Other Non-Audit Services

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation for and overseeing the work of Ernst & Young, our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by Ernst & Young. For additional information regarding the services provided by Ernst & Young and the fees for such services, see “Ratification of Appointment of Independent Registered Public Accounting Firm,” above on page 7.

Pre-approval Policies

The Audit Committee must pre-approve any audit or any permissible non-audit services to be provided by the independent registered public accounting firm. The Audit Committee has established pre-approval policies and procedures. Permissible non-audit services are services allowed under SEC regulations. The Audit Committee may pre-approve certain specific categories of permissible non-audit services up to an annual budgeted dollar limit. If any permissible non-audit services do not fall within a pre-approved category, or exceed the approved fees or budgeted amount, the services and the additional fees have to be pre-approved by the Audit Committee on a project-by-project basis. The Audit Committee may delegate to any member of the Committee the duty to pre-approve any payments of compensation to the independent registered public accounting firm, provided that the decisions of such member to grant pre-approvals shall be presented to the full Committee for ratification.

No required pre-approvals were waived or approved after the services commenced. Before approving the non-audit services described as “Tax Fees” under “Ratification of Appointment of Independent Registered Public Accounting Firm,” above on page 7, the Audit Committee reviewed whether the independent registered public accounting firm could provide those services and maintain its independence. The Audit Committee approved 100% of the audit-related and tax fees for 2020 and 2019.

Other Policies

The Audit Committee has adopted policies to ensure the independence of the Company’s independent registered public accounting firm, including policies on employment of audit firm employees and audit partner rotation.

2021 Proxy Statement 19

Audit Committee Report – Financial Statements Recommendation1

Management is responsible for the preparation, presentation and integrity of Ryerson’s consolidated financial statements and the reporting process including Ryerson’s internal controls over financial reporting and their effectiveness. The independent registered public accounting firm of Ernst & Young LLP (“EY”) is responsible for performing an independent audit of Ryerson’s consolidated financial statements. The Audit Committee’s responsibility is to monitor and oversee these activities and processes. In this context, the Audit Committee reports as follows:

1.

The Audit Committee has reviewed and discussed with management Ryerson’s audited consolidated financial statements as of and for the year ended December 31, 2020 and management has represented that the consolidated financial statements were prepared in accordance with generally accepted accounting principles;

2.

The Audit Committee has discussed with EY the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301 (Communications with Audit Committees); and

3.

The Audit Committee received the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding EY’s communications with the Audit Committee concerning independence and has discussed with EY its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the Securities and Exchange Commission.

Respectfully submitted by the Audit Committee:

Kirk K. Calhoun, Chair

Court D. Carruthers

Stephen P. Larson

[1]

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information or report be incorporated by reference into any future filing by us under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

20 RYERSON HOLDING CORPORATION

Compensation Committee

Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees, including reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer and other named executive officers, evaluating the performance of those officers in light of those goals and objectives and setting compensation of those officers based on such evaluations. In 2020, the Compensation Committee met two times. The Compensation Committee consists of Messrs. Calhoun and Kotzubei and Ms. Sigler. Because Platinum owns more than 50% of the voting power of our common stock, we are considered to be a “controlled company” for the purposes of the NYSE rules. As such, we are permitted, and have elected, to opt out of the NYSE rules that would otherwise require our Compensation Committee to be comprised entirely of independent directors.

Our Board has adopted a written charter for the Compensation Committee, pursuant to which the Compensation Committee has, among others, the following authority to fulfill its duties and responsibilities:

Ο

Review, revise and interpret the Company’s compensation philosophy, policies and objectives, including reviewing and approving any incentive compensation plans and equity-based plans of the Company; and the Compensation Committee shall report its determinations and any actions it takes with respect to the Company’s compensation philosophy, policies and objectives to the Board;

Ο

Review and approve annually the corporate goals and objectives applicable to the compensation of the Company’s CEO, evaluate at least annually the CEO’s performance in light of those goals and objectives, and determine and approve the CEO’s compensation level based on this evaluation; the Committee’s decisions regarding performance goals and objectives and the compensation of the CEO are reviewed and ratified by the Board; in determining the long-term incentive component of the CEO’s compensation, the Committee shall consider all relevant factors, including the Company’s performance and relative stockholder return, the value of similar awards to chief executive officers at comparable companies and the awards given to the CEO in past years;

Ο

Review and approve the compensation for executive officers, including the review and approval of the design and implementation of any incentive arrangements, equity compensation and supplemental retirement programs;

Ο	Review and approve grants and awards to officers and other participants under the Company’s compensation and participation plans, including the Company’s management incentive plans;
Ο	Review and make recommendations to the Board regarding the amount and types of compensation that should be paid to the Company’s outside directors, to ensure that such pay levels remain competitive;
Ο	Review and approve any employment, severance or termination arrangements to be made with any executive officer of the Company;
Ο

Review all equity compensation plans under the listing standards of the NYSE or such other national securities exchange or stock market on which the Company’s securities may be listed and approve such plans in the Committee’s sole discretion;

Ο

Annually assist management in drafting the Company’s Compensation Discussion and Analysis (“CD&A”) to be included in the Company’s public filings with the Securities and Exchange Commission by (i) articulating the discussion and analysis to be included in the CD&A, (ii) participating in or overseeing the drafting of the CD&A and (iii) reviewing the CD&A with management and determining whether to recommend to the Board that the CD&A be included in the Company’s annual report on Form 10-K or proxy statement, as applicable;

Ο

Prepare a report annually to be filed with the Company’s annual report on Form 10-K or proxy statement, as applicable, to state whether the Committee has reviewed and discussed the CD&A with management and, based on such review and discussions, whether the Committee has recommended to the Board that the CD&A be included in the Company’s annual report on Form 10-K or proxy statement, as applicable; and

Ο

Submit a report to the Board periodically, which shall include a review of any determinations, recommendations or issues that arise with respect to Company compensation philosophy, policies and objectives, executive compensation, management succession planning and any other matters that the Committee deems appropriate or is requested to be included by the Board.

In addition, the Compensation Committee reviews the results of the stockholder advisory votes on (i) executive compensation, and (ii) the frequency of the stockholder votes on executive compensation.

Committee Resources and Authority

Under the Compensation Committee’s charter, the Committee also has the resources and authority to:

Ο	Retain compensation consultants, independent counsel and other advisors;

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Ο	Terminate any consulting firms and such other advisors;
Ο	Approve the consulting firms’ and other advisors’ fees and other retention terms; and
Ο

Determine the appropriate funding (at the expense of the Company) for (i) payment of compensation to any independent counsel and other advisers employed by the Committee and (ii) ordinary administrative expenses of the Committee.

In addition, the Committee may form and delegate its authority to subcommittees or to the Committee Chair when it deems appropriate and in the best interests of the Company, although it did not do so in 2020.  Since 2016, Ryerson management, at the Compensation Committee’s request, has engaged Compensation Advisory Partners, (“CAP”) (formerly known as Vivient Consulting LLC prior to its acquisition by CAP), an independent executive compensation consultant, to assist in planning for the Company’s executive compensation program.

Compensation Committee Interlocks and Insider Participation

Mr. Kotzubei, Mr. Calhoun and Ms. Sigler served on our Compensation Committee during all of the last completed fiscal year. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or our Compensation Committee. None of the members of the Compensation Committee is now an employee of the Company. Prior to the IPO, Ms. Sigler served as the Company’s Vice President. She resigned her position as an officer in August 2014 in connection with the IPO and has not served as an officer of the Company since that time.

Compensation Committee Report1

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section of this Proxy Statement, set forth below. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and be incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Respectfully submitted by the Compensation Committee:

Jacob Kotzubei, Chair

Kirk K. Calhoun

Mary Ann Sigler

[1]

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information or report be incorporated by reference into any future filing by us under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

22 RYERSON HOLDING CORPORATION

Director Compensation

Our Board has adopted a compensation program for our directors. Under the program, only directors who have been determined by the Board to be independent are eligible to receive compensation for their service as Board members. The program provides for an annual cash retainer, additional annual cash retainers for committee chairs and fees for meeting attendance, as follows:

Annual retainer	$165,000
Committee chair retainers
Audit Committee chair	$15,000
Compensation Committee chair	$10,000
Nominating and Corporate Governance Committee chair	$10,000
Meeting Attendance Fees
Each Board meeting	$2,000
Each committee meeting	$1,500

While the annual retainer in 2020 was initially increased from $130,000 to $165,000, our directors who have been determined by the Board to be independent subsequently elected to reduce their cash retainers and meeting fees for six months by 30%.  See “Impact of COVID-19 on Compensation Matters” below on page 28.  The following table presents information for compensation earned by them for their service as Board members during 2020.

Director Compensation Table

Name	Fees Earned or Paid in Cash(1)	Total
Kirk K. Calhoun(2)	$171,300	$171,300
Court D. Carruthers(3)	$155,550	$155,550
Stephen P. Larson(4)	$156,600	$156,600
Eva M. Kalawski	—	—
Jacob Kotzubei	—	—
Philip E. Norment	—	—
Mary Ann Sigler	—	—

(1)	In 2020, our independent directors elected to reduce cash retainers and meeting fees for six months by 30%. See “Impact of COVID-19 on Compensation Matters” below on page 28.

(2)   Consists of the annual retainer, Audit Committee chair retainer and meeting attendance fees.

(3)	Consists of the annual retainer and meeting attendance fees.
(4)	Consists of the annual retainer and meeting attendance fees.

We reimburse each member of our Board for out-of-pocket expenses incurred by them in connection with attending meetings of the Board and its committees. Cash compensation and reimbursements are paid in arrears on a quarterly basis. There is currently no formal policy in place relating to the granting of equity awards to our directors.

Executive Officers

Biographies

Our executive officers are elected by the Board of Directors and hold office until a successor is chosen or qualified or until their earlier resignation or removal. The following lists our executive officers and gives a brief description of their business experience as of February 28, 2021:

Edward J. Lehner, 55, has been our President & Chief Executive Officer since June 2015. Previously, he had served as our Executive Vice President and Chief Financial Officer since August 2012. Prior to joining the Company, he served as chief financial officer and chief administrative officer for PSC Metals, Inc. from 2009 to 2012. PSC Metals is a North American ferrous and non-ferrous scrap processor. Mr. Lehner earned a bachelor’s degree in accounting from the University of Cincinnati.

James J. Claussen, 48, has been the Company’s Executive Vice President & Chief Financial Officer (CFO) since January 2021.  From July 2018 until that time, he had served as the president of Central Steel & Wire Co. (CS&W).   Previously, he had served as the CFO of the Company's North-West Region and general manager of corporate development, and held several various leadership positions within the Company.  Mr. Claussen has a bachelor's degree in

2021 Proxy Statement 23

accounting from Minnesota State University, Mankato, and a MBA from the University of Minnesota Carlson School of Management.

Molly D. Kannan, 39, has served as Chief Accounting Officer and Corporate Controller of the Company since January 2020. Previously, she served as our Corporate Controller since 2015, and held several various leadership positions within the Company. Ms. Kannan earned both a bachelor’s degree and a master’s degree in accounting from the University of Illinois at Urbana-Champaign.

Michael J. Burbach, 60, has been our President, North-West Region since October 2013 and effective as of April 2, 2021, Mr. Burbach will be the Chief Operating Officer of the Company. Prior to his service as President, North-West Region, he had served the Company as its President, Midwest Region since 2007. Mr. Burbach began his metals career as an inside sales representative at Vincent Metals in 1984 and has held procurement, sales and product management roles in the metals industry as well as roles in operations and senior management. Mr. Burbach received his Bachelor of Science degree from the University of Wisconsin-La Crosse.

John E. Orth, 54, has been our Executive Vice President-Operations since January 2019. Prior to that, Mr. Orth served as Senior Vice President – Operations of the Company since January 2018.  Prior to joining the Corporation, since December 2011, Mr. Orth had served in various capacities for Morgan Advanced Materials, a global-materials engineering company, including as Global Managing Director (Advanced Ceramics and Metals) from March 2016 to August 2017, and as a Vice President from February 2013 to March 2016.  Mr. Orth earned his bachelor’s degree in electrical engineering from Vanderbilt University, and his master’s degree in materials science and engineering and doctorate’s degree in materials science and engineering from the University of Texas at Austin.

Mark S. Silver, 50, has served as our Executive Vice President, General Counsel & Chief Human Resources Officer since February 2020. Previously, he served as our Executive Vice President, General Counsel & Secretary from February 2016 to January 2020, and as Vice President & Managing Counsel from January 2013 until February 2016.   Prior to his time at the Company, from 2006 until 2012, Mr. Silver served as Vice President and Assistant General Counsel of Sara Lee Corporation, a consumer goods company. Mr. Silver earned a bachelor’s degree in political science from the University of Illinois and a Juris Doctor from Harvard University.

Srini Sundarrajan, 49, has served as our Chief Information Officer since February 2019. Prior to joining the Company, Mr. Sundarrajan was Chief Information Officer for BlueLine Rental, one of the ten largest equipment rental companies in North America. Prior to joining BlueLine in 2014 as Director of Business Applications, Mr. Sundarrajan served in executive positions at IBM and RSC Equipment Rental, where he managed outsourcing contracts and led the development of rental applications. Mr. Sundarrajan earned a bachelor’s degree in computer science from Madurai Kamaraj University and a master’s in computer applications from Bharathiar University.

24 RYERSON HOLDING CORPORATION

Executive Compensation

Compensation Discussion and Analysis

Overview

This section explains our executive compensation philosophy, objectives and design; our compensation-setting process; our executive compensation program components; and the decisions made in 2020 with respect to the compensation of each of our named executive officers. The Company’s named executive officers for 2020 are:

Ο	Edward J. Lehner, President & Chief Executive Officer (“CEO”);
Ο	Molly D. Kannan, Interim Principal Financial Officer, Chief Accounting Officer & Controller (“CAO”)(1);
Ο	Michael J. Burbach, President, North-West Region(2);
Ο	Kevin D. Richardson, President, South-East Region(3);
Ο	Mark S. Silver, Executive Vice President, General Counsel & Chief Human Resources Officer; and
Ο	Erich S. Schnaufer, Former Chief Financial Officer (“former CFO”)(4).
(1)

Effective as of January 11, 2021, the Board of Directors of the Company appointed James Claussen as Executive Vice President & Chief Financial Officer of the Company. As a result of Mr. Claussen’s appointment as Executive Vice President and Chief Financial Officer of the Company, effective January 11, 2021, Molly Kannan’s temporary appointment as interim principal financial officer of the Company ended. Ms. Kannan will continue to serve as the Company’s Corporate Controller and Chief Accounting Officer.

(2)	Effective as of April 2, 2021, Mr. Burbach will be the Chief Operating Officer of the Company.
(3)	On February 17, 2021, Mr. Richardson notified the Company of his intent to retire from his position as the President, South-East Region of the Company, effective April 2, 2021.
(4)	Mr. Schnaufer stepped down from all positions with the Company and its subsidiaries, effective January 3, 2020. As a result, Mr. Schnaufer no longer is an executive officer of the Company.

Executive Compensation Philosophy

The Company’s compensation decisions are based on the goals of recruiting, retaining and motivating individuals who could help us meet and exceed our financial and operational goals, for the purpose of providing meaningful returns to our stockholders.

Objectives. Ryerson’s executive compensation program is designed to:

Ο	align the interests of executive management with stockholders;
Ο	provide market competitive compensation;
Ο	attract and retain talented executives;
Ο	differentiate rewards based on individual performance;
Ο	encourage long-term value creation; and
Ο	avoid incentivizing excessive risk-taking.

Principles. Ryerson seeks to promote a high-performance culture and create a compensation program that recognizes and rewards superior individual and Company performance. The following key principles are applied by the Board and our Compensation Committee when determining the compensation approach for the Company’s executives:

Ο

Accountability – Performance-based compensation is tied to metrics for annual corporate results, applicable business unit results, and individual performance metrics. This ensures executives are held accountable through their compensation for the performance of the business and for achieving the Company performance objectives, thereby enhancing stockholder value.

Ο

Competitive Positioning – Ryerson seeks to provide competitive total compensation that includes significant upside and downside potential for executives, with actual pay determined based on performance. For compensation decisions made based on peer group data, target compensation will be based upon a range around the median of the defined peer group.

Ο	Market Compensation Elements – The compensation components reflect the competitive marketplace so that we can attract, motivate, reward and retain talented executives through business cycles.

Consideration of Results of Advisory Vote on Executive Compensation

In accordance with the advisory vote on the frequency of the stockholder advisory vote on executive compensation submitted to stockholders at the Company’s annual meeting of stockholders held in 2018, the Company will hold a stockholder advisory vote on executive compensation every three years. The most recent executive compensation advisory vote was held at the Company’s 2018 annual meeting of stockholders. Accordingly, the Company is seeking

2021 Proxy Statement 25

your vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement.

In connection with our 2018 stockholder vote on executive compensation, our stockholders approved, by more than 99% of the shares voted, the compensation of our named executive officers as disclosed in the proxy statement for that meeting. This level of support was a factor in the Compensation Committee’s continued application of the same principles when making compensation decisions for our named executive officers for 2019, 2020, and 2021.

Determination of Compensation

The Board established the Compensation Committee to oversee various compensation-related matters, including executive compensation. Since that time, the Compensation Committee has been responsible for executive compensation matters as further described above under “Compensation Committee,” beginning on page 22, and has the authority to make decisions regarding the named executive officers’ compensation. In determining the levels and mix of compensation, our Compensation Committee has not generally relied on formulaic guidelines but rather has sought to maintain a flexible compensation program that allows it to adapt components and levels of compensation to motivate and reward individual executives within the context of our desire to maximize stockholder value. Subjective factors considered in compensation determinations included an executive’s tenure with the Company, skills and capabilities, contributions as a member of the executive management team, contributions to our overall performance, and whether the total compensation potential and structure were sufficient to ensure the retention of an executive when considering the compensation potential that may be available elsewhere.

Use of Peer Groups for Compensation Matters

Since 2016, Ryerson management, at the Compensation Committee’s request, has annually engaged an independent executive compensation consultant, currently Compensation Advisory Partners (“CAP,” and formerly Vivient Consulting prior to its acquisition by CAP), to assist in planning for the Company’s executive compensation program. As an outside advisor, CAP has assisted in evaluating executive compensation programs, providing general executive compensation consulting support including a review of Ryerson’s compensation philosophy and compensation for Ryerson’s named executive officers. Specifically, CAP has completed competitive market positioning reviews of Ryerson’s named executive officers, based upon an assessment of relevant total compensation comparative data obtained from surveys and publicly reported proxy statements. The comparative reviews assessed the named executive officers’ base salaries, target annual bonuses (as a percentage of salary), total cash compensation and total direct compensation against the compensation paid to comparable positions reported in the surveys and comparable executives of the companies listed below, as reported by those companies. The companies (the “Peer Group”) generally are competitors of Ryerson or conduct business in industries similar to Ryerson’s and, as a group, have annual sales comparable to Ryerson’s. Overall, Ryerson’s executive salaries and target annual cash compensations are below market median relative to our Peer Group.

Allegheny Technologies Inc.	MRC Global Inc.
Applied Industrial Tech Inc.	MSC Industrial Direct Co Inc.
Carpenter Technology Corp.	Olympic Steel Inc.
Castle (A M) & Co.	Reliance Steel & Aluminum Co.
Century Aluminum Co.	Schnitzer Steel Industries Inc.
Commercial Metals Co.	Steel Dynamics Inc.
Haynes International Inc.	Timkensteel Corp.
Kaiser Aluminum Corp.	Worthington Industries Inc.
Kaman Corp.

During 2020, our Compensation Committee removed from our Peer Group AK Steel Holding Corp. and Aleris Corporation following their acquisitions and removals from the public markets.

At the Compensation Committee’s request, CAP regularly attends Compensation Committee meetings. CAP presented its report on the competitiveness of the executive compensation program for 2020 to the Compensation Committee in December 2020.  The Compensation Committee and the Board considered the report and Peer Group information in making some of its 2020 compensation decisions, as further described below.

Components of Compensation

The compensation provided to our named executive officers in 2020 consisted of the same elements generally available to our non-executive employees, including base salary, annual bonuses, and retirement and other benefits, each of which is described in more detail below. In addition, each of our named executive officers has the opportunity to participate in an equity-based long-term incentive program (other than Mr. Schnaufer, whose employment terminated effective January 3,

26 RYERSON HOLDING CORPORATION

2020).  Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites or other personal benefits to our executive officers, including the named executive officers, and do not have a formal perquisites policy, but may provide perquisites and other personal benefits in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes.

Our named executive officers may also receive compensation in connection with the termination of their employment in some circumstances, as further described below under “Narrative Relating to Summary Compensation Table and Grants of Plan-Based Awards,” on page 41, and under “Potential Payments Upon Termination or Change in Control,” on page 48.

Relationship Among the Different Components of Compensation

In order to ensure that named executive officers are held most accountable for our performance and changes in stockholder value, management and the committee generally allocate total compensation such that the portion of compensation attributable to fixed elements, such as salary and benefits, decreases with increasingly higher levels of responsibility, and the portion attributable to variable, performance-based elements increases with increasingly higher levels of responsibility. The value of the named executive officers’ 2020 base salaries, and target annual bonus opportunities for 2020 and long-term incentive plan awards granted in 2020, as a percentage of those three components, are set forth below. Each component is discussed in more detail in the sections below.

Named Executive Officer	Base Salary(1)	Target Annual Bonus	Long-Term Incentive(2)
Edward J. Lehner	34.84%	43.54%	21.62%
Molly D. Kannan	58.34%	29.17%	12.50%
Michael J. Burbach	48.55%	36.41%	15.03%
Kevin D. Richardson	48.55%	36.41%	15.03%
Mark S. Silver	52.11%	31.26%	16.63%
Erich S. Schnaufer(3)	—	—	—

(1)	The value of the base salaries is based on the named executive officers’ base salary rates as of December 31, 2020.
(2)

The value of the long-term incentive award (time-vesting restricted stock units (“RSUs”) and performance-vesting restricted stock units (“PSUs”)) is determined as the grant date fair value of the awards as described in footnote (3) to the Summary Compensation Table below on page 39.

(3)	Mr. Schnaufer, whose employment terminated effective January 3, 2020, was not eligible to participate in and receive an annual bonus and the long-term incentive award (RSUs and PSUs) for 2020.

Impact of COVID-19 on Compensation Matters

Following the emergence of the COVID-19 pandemic for the remainder of the year, the Compensation Committee and the Board received regular updates from the Company’s leadership team regarding the impact of COVID-19 on the Company’s business, as well as the safety and well-being of the Company’s employees.

Although the pandemic very much continues, the most immediate and significant impact of COVID-19 on the Company’s business was during the second and third fiscal quarters of 2020, as federal, state and local public health officials and governmental authorities implemented quarantines, “stay-at-home”  orders, social distancing measures, travel restrictions, school closures and similar mandates to combat the spread of COVID-19. Given the impacts of COVID-19 on the market and the uncertainty around potential impacts, the Company implemented several policies and procedures to protect the health and welfare of our employees first and foremost while operating as an essential business and maintaining our liquidity. While the Compensation Committee and the Board prior to the emergence of the COVID-19 pandemic had approved increased base salary levels effective July 1, 2020, the Company’s executive management team in April 2020 requested effective immediately to have their annual base salaries reduced for a period of approximately six months, and to postpone their scheduled annual salary increases.  Accordingly, the named executive officers’ base salaries were not increased in 2020. The Company also suspended its matching program for the Company’s 401-k plan offered to our employees, including our named executive officers. Additionally, our independent directors elected to reduce their cash retainers and meeting fees for a period of six months by 30%.

The Compensation Committee reviewed the Company’s financial performance against the original performance target set in February 2020 and did not make any adjustments to the metrics, goals or final performance calculations under the Annual Incentive Plan. However, the Compensation Committee believes that the Company’s failure to meet the performance targets does not reflect the Company’s performance given the extraordinarily challenging circumstances due to the COVID-19 pandemic.  Further, the Compensation Committee believes the Company’s ability to succeed, including in times of extraordinary challenge, depends in large measure on our ability to attract and retain executive talent. As such, the Compensation Committee, in its discretion, approved a one-time discretionary bonus, taking into consideration the

2021 Proxy Statement 27

Company’s performance during 2020, the impacts of the COVID-19 pandemic on the Company’s business, and the response of the Company’s executives to the pandemic, as described in more detail under the heading “Discretionary Bonuses” below. In addition, for awards under our LTIP (as described in additional detail under the heading “Long-Term Incentive Plan” below) granted in 2018 for the three-year performance period ended December 31, 2020, participants were eligible to earn PSUs based on meeting performance objectives tied to a target level of Managerial Controllable Free Cash Flow and cumulative Adjusted EBITDA, excluding LIFO, with equal weighting given to each metric. The Managerial Controllable Free Cash Flow targets for such 2018 awards were achieved at 121% whereas Adjusted EBITDA excluding LIFO expenses was achieved at 74% of target. In consideration of the Managerial Controllable Free Cash Flow exceeding the target set, which management and the Compensation Committee viewed as strongly accretive to equity, and the degree to which EBTIDA performance was hampered by the pandemic, the Compensation Committee determined that the performance metrics for the 2018 PSUs should be adjusted to provide that such PSUs were deemed achieved at 100%.

The Compensation Committee believes that these decisions take into account the uncontrollable and unforeseeable consequences of the COVID-19 pandemic, as well as the unprecedented changes in the Company’s business and industry, as well as the general economic environment, and enhances the alignment of the interests of our executives and employees with shareholder value.

Base Salary

The base salary payable to each named executive officer was intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities, as well as to recruit well-qualified executives. Salary is paid to ensure that we are able to attract and retain the talent necessary to lead our Company and to ensure that sufficient fixed income is provided even when variable compensation programs pay out below target (or not at all), intending to help mitigate incentive for executives to assume overly risky business strategies.

The named executive officers’ initial base salaries are generally determined in connection with the negotiation of their employment terms upon their hiring or promotion. The salary levels are then reviewed annually in connection with the Company’s salary review for all management employees. Each year, the head of the Company’s human resources department (currently our Executive Vice President, General Counsel & Chief Human Resources Officer) recommends to the CEO a salary adjustment for each officer reporting to the CEO (other than with respect to the Executive Vice President, General Counsel & Chief Human Resources Officer). This recommendation is based on a review of competitive market factors, Company budget considerations, retention considerations and the officer’s performance during the prior year, including his performance against his personal goals determined at the beginning of the prior year. After reviewing this recommendation, the CEO may make modifications based on his own assessment of individual performance and then prepares salary recommendations for the officers reporting to him. The CEO then makes his recommendations to the Compensation Committee for each officer (other than himself); the Executive Vice President, General Counsel & Chief Human Resources Officer makes a recommendation directly to the Compensation Committee regarding the CEO’s salary, which recommendation is determined in the same manner as his recommendations to the CEO regarding the other officers’ salaries. The Compensation Committee members then review the salary recommendations and, after any adjustments, determine the officers’ base salaries on behalf of the Company. In determining base salaries for our named executive officers for any particular year, the Committee generally considers, among other factors, competitive market practice, individual performance for the prior year and the mix of fixed compensation to overall compensation.

28 RYERSON HOLDING CORPORATION

2020 Base Salaries

In February 2020, in accordance with the process described above, the Compensation Committee considered the recommendations from Mr. Silver and Mr. Lehner, the Peer Group information and other factors, including market competitiveness, and approved new base salaries of the other named executive officers effective July 2020.

However, in light of the COVID-19 pandemic and its impact on the Company’s business, the Company’s executive management team in April 2020 requested effective immediately to have their annual base salaries reduced for a period of approximately six months, and to postpone their scheduled annual salary increases.  Accordingly, the named executive officers’ base salaries were not increased, but for 2020 were as follows:

		2020 Reduced Base Salary per COVID-19 Response(2)			2020 Base Salary(3)
Named Executive Officer	Previous Base Salary(1)	Base Salary	% Reduction	Effective Date	Base Salary	Effective Date
Edward J. Lehner	$900,000	$630,000	30%	4/20/2020	$900,000	11/2/2020
Molly D. Kannan	$248,325	$198,660	20%	4/20/2020	$248,325	11/2/2020
Michael J. Burbach	$429,510	$322,132	25%	4/20/2020	$429,510	11/2/2020
Kevin D. Richardson	$429,510	$322,132	25%	4/20/2020	$429,510	11/2/2020
Mark S. Silver	$375,100	$281,325	25%	4/20/2020	$375,100	11/2/2020
Erich S. Schnaufer(4)	-	-	-	-	-	-
(1)	As of July 1, 2019.
(2)	Reflects the named executive officers’ base salaries from April 20, 2020 through November 2, 2020 as reduced.
(3)	As of the Effective Date the COVID-19 temporary base salary reduction measures were removed with no retroactive adjustments.
(4)	Mr. Schnaufer’s employment terminated effective January 3, 2020.

Annual Bonus

The Company has historically maintained an annual incentive plan (“AIP”), pursuant to which its key managers (including our named executive officers) are eligible to receive performance-based cash bonuses tied to the Company’s achievement of specified financial performance targets for each year. Each year the Compensation Committee or the Board establishes objective financial performance criteria that must be met by the Company in order for bonuses to be paid (usually establishing threshold, target and maximum payout levels for each type of performance criterion), and other terms and conditions of awards under the AIP. It also approves any changes to the bonus targets for the named executive officers, which are expressed as a percentage of annual salary base rates in effect at July 1 of the applicable AIP plan year. No cash AIP bonuses are payable unless we achieve the performance thresholds set for the performance period. The Compensation Committee and our Board generally view the use of cash AIP bonuses as an effective means to compensate our named executive officers for achieving our annual financial goals. In general, a participant must be employed by the Company or its subsidiaries through the end of the AIP plan year in order to receive an AIP bonus payment, although some exceptions exist for circumstances such as retirement, death or position elimination. Additional information regarding AIP bonus payments in these circumstances is included below under “Potential Payments Upon Termination or Change in Control,” below on page 48.

The named executive officers’ target AIP bonus percentages are generally determined in connection with the negotiation of their employment terms upon their hiring or promotion. The target bonus percentages are then reviewed annually by the head of the Company’s human resources department (currently our Executive Vice President, General Counsel & Chief Human Resources Officer) who makes a recommendation to the CEO regarding any percentage adjustments for each officer reporting to the CEO (other than himself, which the CEO determines). This recommendation is based on a review of competitive market factors, Peer Group information and retention considerations. After reviewing this recommendation, the CEO may make modifications based on his own assessment, and then prepares recommendations for the officers reporting to him. The CEO then makes his recommendations to the Compensation Committee for each officer (other than himself); the Executive Vice President, General Counsel & Chief Human Resources Officer makes a recommendation directly to the Compensation Committee regarding the CEO’s percentage, which recommendation is determined in the same manner as his recommendations to the CEO regarding the other officers’ bonus opportunities. The Compensation Committee members then review the target bonus percentage recommendations and, after any adjustments, determine each officer’s target bonus percentage on behalf of the Company. In determining target bonus percentages for our named executive officers for any particular year, the Committee generally considers the same factors it uses in determining base salary rate adjustments. The Compensation Committee may make the target bonus percentage change effective for the full year or make it effective on some date later in the plan year. If a participant’s target bonus percentage is changed effective during a plan year, then the effective target bonus percentage for the plan year is a weighted average of the two percentages, based on the time during the year that each of the two percentages was in effect unless determined otherwise by the Compensation Committee.

2021 Proxy Statement 29

2020 Annual Incentive Plan

In 2020, the Company’s 2020 annual incentive plan (the “2020 AIP”) was approved by our Compensation Committee, and the target 2020 AIP bonuses for our named executive officers were expressed as a percentage of their annual base salary rates in effect on November 30, 2020. Each such percentage was determined in accordance with the process involving our CEO and Executive Vice President, General Counsel & Chief Human Resources Officer described above.

In February 2020, the Compensation Committee considered the recommendations of Messrs. Lehner and Silver, the Peer Group information and other factors, including the factors it considered in making base salary rate adjustments, and it set the target bonus percentages of the other named executive officers as set forth in the below table, effective January 2020. The target AIP bonus levels were set to reflect the relative responsibility for our performance and to allocate appropriately the total cash opportunity between base salary and incentive-based compensation.

Named Executive Officer	2020 target bonus percentage
Edward J. Lehner	125%
Molly D. Kannan	50%
Michael J. Burbach	75%
Kevin D. Richardson	75%
Mark S. Silver	60%
Erich S. Schnaufer(1)	60%

(1) Mr. Schnaufer’s employment with the Company terminated effective January 3, 2020.

For the 2020 AIP, it was determined that a combination of earnings before interest, taxes, depreciation, amortization, and other adjustments (“Adj. EBITDA, excl. LIFO”), and “economic value added” (“EVA”) should be used as the performance measures for determining the cash AIP bonus payable to our named executive officers. Adj. EBITDA, excl. LIFO and EVA were chosen as the appropriate performance measures to motivate our key executives, including the named executive officers, to both maximize earnings and increase our enterprise value.

Adj. EBITDA, excl. LIFO is calculated as our net income excluding interest and other expense on debt, provision for income taxes, depreciation, amortization, reorganization, net last-in first-out inventory expenses or income, asset impairment expenses, and other charges (as reported in the Company’s annual audited financial statements included in the Company’s Form 10-K and other SEC filings).

EVA is the amount by which Adj. EBITDA, excl. LIFO exceeded a carrying cost of capital applied to certain of our assets (“Cost of Capital”). Cost of Capital is equal to our net operating assets (accounts receivable plus average cost inventory plus property, plant & equipment, plus prepaid expenses & other assets, minus accounts payable, minus salaries & wages payable, and minus other current liabilities) (as reported in the Company’s annual audited financial statements included in the Company’s Form 10-K and other SEC filings) multiplied by the “cost of capital rate” of 15%. In summary, EVA is calculated as Adj. EBITDA, excl. LIFO minus the Cost of Capital.

For Ms. Kannan, Messrs. Lehner, and Silver, 50% of their bonus opportunity for 2020 was based on Company (“corporate”) Adj. EBITDA, excl. LIFO and the remaining 50% was based on corporate EVA for 2020. For Mr. Richardson, 30% of his bonus opportunity for 2020 was split equally between corporate 2020 Adj. EBITDA, excl. LIFO and EVA, and the remaining 70% was split equally between his region’s 2020 Adj. EBITDA, excl. LIFO and EVA. For Mr. Burbach, 60% of his AIP bonus opportunity was split equally between corporate 2020 Adj. EBITDA, excl. LIFO and EVA, 30% was split equally between the North-West region’s Adj. EBITDA, excl. LIFO and EVA, and the remaining 10% was split equally between the Canadian Adj. EBITDA, excl. LIFO and EVA.

30 RYERSON HOLDING CORPORATION

Actual Payouts under the 2020 AIP

In 2020, the Company’s financial performance fell below the threshold payout level under the 2020 AIP for corporate performance for certain named executive officers. The Company’s financial performance resulted in a payout under the 2020 AIP for Mr. Burbach.  Information on the achievement of the targets applicable to the named executive officers for 2020 AIP purposes is shown in the table below.

Performance Criteria (Corporate)	Threshold (50% payout)	Target (100% payout)	Maximum (200% payout)	2020 Performance*	Payout Percentage Performance
2020 EBITDA excl. LIFO
Company Group(1)	170.0	215.0	275.0	125.7	0.0%
North-West Region(2)	108.2	126.1	151.5	90.2	0.0%
South-East Region(3)	106.2	123.8	148.7	73.2	0.0%
Canada(2)	14.4	16.7	20.1	13.1	0.0%
2020 EVA
Company Group(1)	(35.0)	5.0	50.0	(55.4)	0.0%
North-West Region(2)	15.7	33.6	54.5	15.2	0.0%
South-East Region(3)	(0.8)	16.8	36.5	(8.1)	0.0%
Canada(2)	(0.8)	1.5	4.2	(0.7)	52.8%

(1)	Other than with respect to Messrs. Burbach and Richardson, equal weighting is generally given with respect to each of Adj. EBITDA, excl. LIFO and EVA in determining AIP bonuses actually earned.
(2)

For Mr. Burbach, 60% of his AIP bonus opportunity was tied to Adj. EBITDA, excl. LIFO and EVA in the North-West and 10% to Adj. EBITDA, excl. LIFO and EVA in Canada, with equal weighting given to each metric.

(3)	For Mr. Richardson, 70% of his AIP bonus opportunity was tied to Adj. EBITDA, excl. LIFO and EVA in the South-East, his assigned region, with equal weighting given to each metric.

Named Executive Officer	Base Salary	Target 2020 AIP Bonus (as a percentage of Base Salary)	Target 2020 AIP Bonus (dollar amount)	Actual 2020 AIP Award Paid
Edward J. Lehner	$900,000	125%	$1,125,000	-
Molly D. Kannan	$248,325	50%	$124,163	-
Michael J. Burbach	$429,510	75%	$322,133	$8,506
Kevin D. Richardson	$429,510	75%	$322,133	-
Mark S. Silver	$375,100	60%	$225,060	-
Erich S. Schnaufer(1)	-	-	-	-

(1)	Mr. Schnaufer’s employment with the Company terminated effective January 3, 2020. Under the terms of the AIP, Mr. Schnaufer was not eligible for any AIP bonus payment.

2021 Proxy Statement 31

Discretionary Bonuses

Given Covid-19’s unforeseeable impact on the business of the Company caused the financial performance to fall below the payout threshold set for the 2020 AIP, and recognizing that the performance metrics were established before the onset of Covid-19 and the Company’s extraordinary efforts against this extremely challenging backdrop as well as the need to address employee retention as it pertains to our named executive officers, the Compensation Committee approved one-time discretionary bonuses, including for our named executive officers (other than Mr. Schnaufer, whose employment with the Company terminated effective January 3, 2020) in the following amounts: Mr. Lehner, $506,250; Ms. Kannan, $56,323; Mr. Burbach, $144,960.13; Mr. Richardson, $144,960; and Mr. Silver, $101,277. See “Impact of COVID-19 on Compensation Matters” above on page 28.

Long-Term Incentive Plan (“LTIP”)

In March 2020, the Company granted equity awards to some of its employees, including its named executive officers. The Compensation Committee expects that the Company will grant equity awards to select employees on an annual basis under an LTIP, in order to serve several compensation objectives. First, the Compensation Committee believes that equity awards, in tandem with our executive stock ownership guidelines described below under “Executive Stock Ownership Guidelines,” on page 37, encourage ownership of our common stock by our executive officers, which aligns the interests of those officers with those of our stockholders. In addition, the vesting provisions applicable to the awards help retain executive officers and reward the achievement of long-term business objectives that benefit our stockholders. The Compensation Committee believes that performance metrics applicable to long-term incentive awards are particularly critical to encourage forward planning for our success. The Compensation Committee intends to continue to align the metrics for future long-term incentive compensation programs with the Company’s strategic goals as they evolve.

The equity awards are issued under the Company’s Omnibus Incentive Plan, which was approved in its amended and restated form by our stockholders at the Company’s 2019 annual meeting (the “Amended and Restated Omnibus Plan”). The Amended and Restated Omnibus Plan permits the grant of various types of awards which allows the Compensation Committee to choose awards it believes will provide competitive long-term incentive compensation.

The Compensation Committee expects to approve annually the design of the LTIP for the upcoming year and to make LTIP equity awards to named executive officers on an annual basis. Management, including the President & CEO, the CFO and the head of the Company’s human resources department, currently our Executive Vice President, General Counsel & Chief Human Resources Officer, discuss and determine the initial LTIP program elements for recommendation to the Compensation Committee. This includes the type of equity award to be granted as well as the aggregate size of the awards for all selected employees. After considering management’s recommendation and other factors, the Compensation Committee then determines the design of the LTIP for the upcoming year, as well as the types and sizes of awards to the named executive officers.

In determining the type and aggregate size of all awards to be provided and the type and size of awards to the named executive officers, as well as the performance metrics that may apply, the Compensation Committee may consider factors including the strategic goals of the Company, trends in corporate governance, accounting impact, the Company’s aggregate budget for long-term incentive compensation, cash flow, the impact on the Company’s earnings per share and the number of shares of common stock that would be required to be allocated. The Compensation Committee may also consider some or all of the following: the officer’s original terms of hire, performance against annual performance goals, and considerations of fairness and comparability within the Company. The Compensation Committee also reviews and may adjust the target long-term incentive award at the time of promotions or other significant increases in executive responsibilities.

2020 LTIP  –  Type of Equity Granted and Performance Metrics

Ryerson management presented Peer Group data and other general survey data from CAP regarding long-term incentive awards to the Compensation Committee. This data included information regarding award types, mix of awards and award vesting periods. After consideration of the information and management’s recommendations, in February 2020 the Board approved the 2020 LTIP and the named executive officers’ LTIP awards.

Under the 2020 LTIP, our named executive officers received a combination of RSUs and PSUs. Each of our named executive officer’s 2020 LTIP award was allocated such that two-thirds of the total number of awards consisted of PSUs and one-third of the total number consisted of RSUs. More PSUs were granted than RSUs in order to place greater emphasis on successful financial performance.

The RSUs and PSUs awarded under the 2020 LTIP were granted in March 2020. All of the RSU and PSU awards were subject to award agreements and the terms of the Amended and Restated Omnibus Plan.

32 RYERSON HOLDING CORPORATION

Restricted Stock Units (“RSUs”)

A restricted stock unit is a right to receive a share of Ryerson common stock (or cash based on the value of a share of stock) on a specified vesting date in the future. The RSUs will vest on each of the first three anniversaries of the RSU grant date, provided that the recipient remains employed by the Company through the applicable vesting date (unless otherwise determined by the Compensation Committee).

RSUs granted to our named executive officers accrue dividend equivalents in the event the Company declares a cash dividend on its common stock, but the holders of the RSUs have no other rights as stockholders with respect to the RSUs (e.g., no voting rights). Holders of the RSUs may not sell, assign or otherwise transfer the RSUs, and any unvested RSUs are forfeited if the holder’s employment is terminated for any reason.

Performance Units (“PSUs”)

A performance unit is a right to receive a share of Ryerson common stock (or cash based on the value of a share of stock) on a specified vesting date in the future, subject to the level of achievement of predetermined organizational performance goals over a specified period of time. The PSUs awarded under the 2020 LTIP will vest, if at all, on the later to occur of (x) the third anniversary of the PSU grant date, and (y) the date the Compensation Committee certifies the Company’s achievement of applicable performance objectives. Vesting of the PSUs is subject to the recipient remaining employed by the Company through the vesting date (unless otherwise determined by the Compensation Committee), and the portion of the PSUs that vest will depend on the level of the Company’s performance over the three-year period from 2020 through 2022 (the “PSU Performance Period”) against certain performance objectives. The actual number of shares of Ryerson common stock (or cash based on the value of such number of shares) received with respect to a PSU award might not equal the targeted number of shares, depending on the Company’s performance. The three-year performance period was chosen to emphasize the importance of achieving longer-term goals in creating value for stockholders, and to diminish the effect of short-term macroeconomic volatility on achievement of longer-term objectives of the 2020 LTIP.

PSUs granted to our named executive officers under the 2020 LTIP do not provide the holder with any rights as stockholders with respect to the PSUs (e.g., no voting rights) and do not accrue any dividend equivalent rights. Holders of the PSUs may not sell, assign or otherwise transfer the PSUs, and any unvested PSUs are forfeited if the holder’s employment is terminated for any reason (unless otherwise determined by the Compensation Committee).

PSU Performance Objectives

Payment under the PSUs granted to our named executive officers under the 2020 LTIP is subject to the achievement of two PSU performance objectives – (i) a “Cumulative Adjusted EBITDA” performance objective, and (ii) a “Cumulative Managerial Controllable Free Cash Flow” performance objective.

For these purposes, “Cumulative Adjusted EBITDA” means the sum of Adjusted EBITDA and net last-in first-out inventory expense or income (as reported in the Company’s SEC filings for the applicable period) over the entire PSU Performance Period.

In addition, for these purposes, “Cumulative Managerial Controllable Free Cash Flow” means the sum of Adjusted EBITDA, net last-in first-out inventory expense or income (as reported in the Company’s SEC filings for the applicable period), plus or minus changes in the Consolidated Statements of Cash Flows for inventory, accounts receivable, accounts payable, capital expenditures, and proceeds from asset sales, for the PSU Performance Period (as reported in the Company’s Forms 10-K) combined.

A reconciliation of these non-GAAP financial measures to the most comparable GAAP measure is included in Appendix A to this proxy statement.

2021 Proxy Statement 33

Determining PSUs Earned and Award Range

The actual number of PSUs granted to our named executive officers under the 2020 LTIP, if any, that are earned will be based on the Company’s achievement of the two performance objectives, Cumulative Adjusted EBITDA and Cumulative Managerial Controllable Free Cash Flow measured in total during the PSU Performance Period against established targets for each objective, each as set forth below. The performance objectives are weighted 50% each such that half of the PSUs granted vest based on achievement of the Cumulative Adjusted EBITDA metric and half based on achievement of the Cumulative Managerial Controllable Free Cash Flow metric. The performance objectives provide that vesting of its respective 50% of the total PSU award is subject to the Company achieving an amount equal to or greater than a specified threshold dollar amount for such performance objective for the Performance Period. If a performance objective is achieved at threshold but not exceeded, half of the PSUs relating to that performance objective will vest. If the target for a performance objective is achieved or exceeded, 100% of the PSUs relating to that performance objective will vest. If an amount in between the threshold and target dollar amount for a performance objective is achieved, the vesting percentage will be interpolated on a straight-line basis. If performance for either objective is below the applicable threshold, none of the corresponding PSUs will be earned.

Performance Criteria	Threshold (50% Vesting)(1)(2)	Target (100% Vesting)(1)
Cumulative Adjusted EBITDA (50%)	$575.0M	$750.0M
Cumulative Managerial Controllable Free Cash Flow (50%)	$450.0M	$650.0M

(1)	Performance between the threshold and target levels will be interpolated on a straight-line basis.
(2)	None of the corresponding PSUs vest if performance for the applicable target is below threshold.

The level of difficulty of attaining the Cumulative Adjusted EBITDA and Cumulative Managerial Controllable Free Cash Flow performance objectives is moderate, based on projected results over the performance period. When granted, the company expects that performance results will be in the range between threshold and target levels.

Named Executive Officer 2020 LTIP Awards

In March 2020, after review of management’s recommendations regarding the type and size of 2020 LTIP awards to the named executive officers (other than for Mr. Schnaufer, whose employment with the Company terminated effective January 3, 2020), the Board awarded the named executive officers the following 2020 LTIP awards, which were granted in March 2020:

Named Executive Officer	PSUs (units)	RSUs (units)(1)
Edward J. Lehner	70,350	34,650
Molly D. Kannan	6,700	3,300
Michael J. Burbach	16,750	8,250
Kevin D. Richardson	16,750	8,250
Mark S. Silver	15,075	7,425
Erich S. Schnaufer(2)	-	-

(1)	One-third of such RSUs will vest on each of the first three anniversaries of the RSU grant date.
(2)	Mr. Schnaufer’s employment with the Company terminated effective January 3, 2020, and he did not receive a 2020 LTIP award.

The Board approved 2020 LTIP awards to the named executive officers (other than Mr. Schnaufer) after considering Peer Group data, the officers’ positions and shares available for allocation under the Amended and Restated Omnibus Plan.

Additional information regarding the 2020 LTIP equity awards granted to our named executive officers, including the threshold and target award amounts for the PSUs granted to each of our named executive officers, is included in the table below under “Grants of Plan-Based Awards,” on page 41.

34 RYERSON HOLDING CORPORATION

2021 Compensation

In connection with the Compensation Committee’s review of our executive officers’ compensation for 2020, in addition to awards granted during the Company’s regular grant cycle, the Compensation Committee recommended to the Board, and the Board approved, a special LTIP grant of performance-vesting stock options in March 2021 to the Company’s key employees, including each of its named executive officers, who received 7,500 such options, other than Mr. Lehner, who received 12,500 and Mr. Schnaufer (whose employment with the Company terminated effective January 3, 2020). The stock options will be eligible to vest over a period following the grant date, with 10%, 20%, 30% and 40% of the stock options eligible to vest on each of the first, second, third and fourth anniversaries of the date of grant, respectively, subject to the Company achieving a 45-day average share price during each vesting year equal to the target share price set for the applicable vesting period. Any options that do not vest on a specified vesting date will remain eligible to vest during the fifth year following the grant date, and in all events, subject to the option holder’s continued employment with the Company through the applicable vesting date. In addition to the performance vesting criteria, the Compensation Committee believes stock options provide an effective performance incentive because our executive officers derive value from their options only if our stock price increases (which benefits all stockholders) and they remain employed with us beyond the date that their options “vest” (that is, become exercisable).

In addition, in February 2021, our Compensation Committee approved an increase to the base salary for Mr. Burbach in connection with his appointment as Chief Operating Officer by approximately 5% to $450,000, with his target annual bonus opportunity remaining at 75% of his base salary.

The Compensation Committee recommended the stock option grants and approved the increase to Mr. Burbach’s base salary in order to better align our named executive officers’ target compensation with those holding similar positions within our Peer Group.

Retirement Benefits

Defined Contribution Plans

Our tax-qualified employee savings and retirement plan (the “401(k) Plan”) covers certain full- and part-time non-union employees, including our named executive officers. Under the 401(k) Plan, employees may elect to reduce their current compensation up to the statutorily prescribed annual limits and have the amount of such reduction contributed to the 401(k) Plan. Our Board believes that the 401(k) Plan provides an important and highly valued means for employees to save for retirement.

All of our named executive officers participated in the 401(k) Plan on the same basis as our other employees in 2020.  From January 1, 2020 through June 18, 2020 under this plan, we matched 100% of the first 4% of each employee’s contributed base salary and 50% of the contributions from 4% to 6% of the employee’s contributed base salary.  Effective June 19, 2020 through December 31, 2020, while it reviewed the impact of the pandemic, the Company temporarily suspended its matching program for certain retirement programs, including its 401(k) Plan, for all employees, including its named executive officers.

We also maintain a nonqualified savings plan, which is an unfunded, nonqualified plan that allows a select group of management and highly compensated employees who make the maximum annual contributions allowed by applicable law to the 401(k) Plan to make additional deferrals in excess of the statutory limits. Under this plan, participants may contribute from 1% to 10% of their base salary. Just as we do for the 401(k) Plan, under this plan we match 100% of the first 4% of each participant’s contributed base salary contributed and 50% of the contributions from 4% to 6% of the participant’s contributed base salary. Our Board believes that our nonqualified savings plan provides an enhanced opportunity for our eligible employees, including our named executive officers, to plan for and meet their retirement savings needs. In 2020, none of our named executive officers contributed to the nonqualified savings plan and we did not make any contributions to it on behalf of any of them. As of December 31, 2020, Messrs. Burbach and Richardson each had an aggregate account balance under the nonqualified savings plan, equal to $11,619 and $37,817, respectively. For additional information, see “Nonqualified Deferred Compensation,” below on page 47.

Pension Plans

We currently sponsor the Ryerson Pension Plan, a qualified defined benefit pension plan. Of our named executive officers, only Messrs. Burbach and Richardson were eligible to participate in the Ryerson Pension Plan. Mr. Burbach was eligible to participate in the Ryerson Pension Plan under the Ryerson Pension Plan Supplement for Former Participants in the Integris Metals, Inc. Pension Plan, which was frozen as of December 31, 2005, and Mr. Richardson was eligible to participate in the Ryerson Pension Plan under the Ryerson Pension Plan Supplement for Salaried Employees of Ryerson Inc. and Certain Subsidiaries, which was frozen as of December 31, 1997.

2021 Proxy Statement 35

We also sponsor the Integris Metals, Inc. Excess Retirement Benefit Plan, a nonqualified supplemental pension plan, in which only Mr. Burbach is eligible to participate. This plan was frozen as of December 31, 2005.

Mr. Burbach’s combined frozen pension benefit from these pension plans is approximately $74,949 annually upon his retirement upon reaching retirement age under the plans, which is 62 years. Mr. Richardson’s frozen pension benefit from the Ryerson Pension Plan is approximately $13,227 annually upon his retirement. Due to the length of his service at the Company, Mr. Richardson could retire at any time and receive this benefit. These plans are described in further detail below under “Pension Benefits,” on page 46.

Perquisites and Other Benefits

All of our named executive officers were eligible for coverage under our health insurance programs, as well as group life insurance, short-term disability and long-term disability benefits, on the same terms as our other employees (except for Mr. Schnaufer, whose benefits (other than medical and dental insurance) ceased effective January 3, 2020).

Employment Agreements

Our Compensation Committee believes that employment agreements with our named executive officers are valuable tools to both enhance our efforts to retain these executives and protect our competitive and confidential information. We are party to agreements with each of our named executive officers that govern their employment with the Company. The Employment Agreements with our named executive officers are described in more detail under “Narrative Relating to Summary Compensation Table and Grants of Plan-Based Awards,” below on page 41. The estimates of the value of the benefits potentially payable under these agreements (if any) upon certain terminations of employment or change of control are included under “Potential Payments Upon Termination or Change in Control,” below on page 48.

Separation Agreement with Former CFO

In accordance with the terms of Mr. Schnaufer’s employment agreement and in connection with the termination of his employment, he was eligible to receive severance benefits equal to (i) 12 months of base salary payment, (ii) a payment equal to the average of the AIP awards paid to him in the three years immediately preceding his termination date, and (iii) 12 months of medical and dental benefits continuation subsidized at the active employee rate. In addition, in recognition of his years of service with the Company, in January 2020, the Compensation Committee agreed to allow Mr. Schnaufer to retain his outstanding LTIP grants, with each of the RSU and PSU awards subject to his LTIP grants as of his last date of employment settling on such dates as such awards would have vested and settled had no termination of employment occurred, subject, with respect to any PSUs, the Company’s achievement of the applicable performance objectives.

Compensation Risk Management

The Company’s management conducts a risk-assessment annually related to the Company’s compensation programs and presents to the Compensation Committee its assessment of the related risks.   The Company’s assessment included a review and assessment of risks related to Company’s AIP and LTIP discussed in this proxy statement as well as sales incentive plans applicable to the Company’s sales employees. We have reviewed our compensation policies and practices and have determined that those policies and practices are not reasonably likely to have a material adverse effect on the Company.

Tax Considerations and Deductibility of Compensation

In general, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally denies a publicly held corporation a deduction for federal income purposes for compensation in excess of $1 million per year paid to certain “covered employees.” The Compensation Committee may, from time to time, design programs that are intended to further our success, including by enabling us to continue to attract, retain, reward and motivate highly-qualified executives that may not be deductible as a result of the limitations on deductibility under Section 162(m) of the Code.

Executive Stock Ownership Guidelines

Our Board has established stock ownership guidelines for our executive officers, including all named executive officers. The guidelines are intended to increase the stake these officers hold in the Company and to more closely align their interests with those of our stockholders. The guidelines provide that officers meet the following stock ownership requirements:

Ο	The President & CEO should acquire and maintain stock ownership equal in value to five times his/her base salary;

36 RYERSON HOLDING CORPORATION

Ο	The CFO should acquire and maintain stock ownership equal in value to three times his/her base salary;
Ο	Each Regional President should acquire and maintain stock ownership equal in value to three times his/her base salary; and
Ο	Other executive officers should acquire and maintain stock ownership equal in value to one time his/her base salary.

Executive officers have five years to achieve the above ownership requirements from the date the ownership guidelines were adopted. Newly hired and promoted executive officers will have five years from the date they are appointed to achieve their ownership requirements. Shares purchased by the executive officer and vested RSUs and PSUs are included in the calculation of stock ownership levels. All our executives were in compliance with the guidelines at the end of December 31, 2020

Prohibition on Speculative Stock Transactions

The Company considers it improper and inappropriate for our officers and directors to engage in speculative transactions in Ryerson securities. Therefore, our insider trading policy prohibits such persons from engaging in short sales of our securities and certain other inherently speculative transactions in our securities.

Recommendation

As set forth in the “Compensation Committee Report” above on page 23, the committee has reviewed this Compensation Discussion and Analysis and recommended its inclusion in this proxy statement.

2021 Proxy Statement 37

Compensation Tables

The following table presents compensation information for Mr. Lehner, our President & CEO; Ms. Kannan, our Interim Principal Financial Officer, CAO & Controller; Messrs. Burbach, Richardson and Silver, our three next most highly compensated executive officers serving on December 31, 2020; and Mr. Schnaufer, our former CFO. It presents compensation information for Messrs. Lehner, Schnaufer, Burbach, and Richardson for the last three years, compensation information for Mr. Silver for 2019 and 2020 only, since he was not a named executive officer in 2018, and compensation information for Ms. Kannan for 2020 only, since she was not a named executive officer in 2018 or 2019.

Summary Compensation Table

For Fiscal Year Ended December 31, 2020

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Edward J. Lehner	2020	754,615	506,250	558,600		—	16,842	1,836,307
President & CEO	2019	887,750	562,500	898,800	—	—	16,475	2,365,525
	2018	862,750	—	827,225	2,503,711	—	16,425	4,210,111
Molly D. Kannan,	2020	221,882	56,323	53,200		—	5,657	337,062
Interim Principal Financial Officer,
CAO & Controller(7)
Michael J. Burbach,	2020	371,691	144,960	133,000	8,506	122,090	11,807	792,054
President, North-West	2019	423,255	—	214,000	168,174	187,351	17,022	1,009,802
Region(8)	2018	411,000	—	203,750	885,363	—	16,728	1,516,841
Kevin D. Richardson,	2020	371,691	144,960	133,000		21,456	11,757	682,864
President, South-East	2019	423,255	161,067	214,000	—	31,981	17,072	847,375
Region(9)	2018	413,150	—	203,750	893,217	—	16,728	1,526,845
Mark S. Silver	2020	324,606	101,277	119,700		—	9,188	554,771
EVP, General Counsel &	2019	358,050	103,152	192,600	—	—	14,929	668,731
Chief Human Resources Officer(10)
Erich S. Schnaufer,	2020	2,756	—	—	—	—	496,850	499,606
Former CFO(11)	2019	330,383	—	171,200	—	—	15,284	516,867
	2018	317,750	—	183,375	436,790	—	14,976	952,891

(1)

In light of the COVID-19 pandemic and its potential impact on the Company’s business and industry, the named executive officers’ annual base salaries were in 2020 reduced for a period of approximately six months and their scheduled annual salary increases were postponed as set forth under “Executive Compensation – 2020 Base Salaries” on page 30.  Further, base salary increases, if any, are implemented in the first pay period in July of each year; therefore, amounts shown in this column may not exactly match the base salaries disclosed as 2020 base salaries in the CD&A.

(2)   Represents a discretionary cash bonus awarded by the Compensation Committee to certain named executive officers.

(3)

The amounts in this column reflect the aggregate grant date fair values of the restricted stock units (“RSUs”) and performance units (“PSUs”) awarded to the named executive officers on March 31, 2020, under the 2020 LTIP, as further described above under “Long-Term Incentive Plan (“LTIP”),” on page 33, and below under “Grants of Plan-Based Awards,” on page 41. The grant date fair value of the RSU and PSU awards was computed in accordance with FASB ASC Topic 718 and the per-unit grant date fair value of each award was determined to be the closing price per share of our common stock on the day of grant. This determination with respect to the PSUs assumes that the PSUs will be earned at target performance levels, which is also the highest level of performance for such awards, and is consistent with the estimate of aggregate compensation cost to be recognized over the performance period determined as of the grant date. For additional information, including a discussion of the assumptions used to calculate these values, please see “- Outstanding Equity Awards at Fiscal Year End Table” below on page 44.

(4)

The amounts reported as earned in this column represent the amounts earned with respect to 2020 by each named executive officer under our 2020 AIP.  For additional information regarding our 2020 AIP see “- Compensation Discussion and Analysis – Annual Bonus – 2020 Annual Incentive Plan”, above on Page 31.

(5)

For 2020, there was an increase in the actuarial present value of Mr. Burbach and Mr. Richardson’s accumulated benefits under our pension plans. Due to an increase in the discount rate used in the actuarial present value calculation over the prior fiscal year-end measurement date, the value of Mr. Burbach’s accumulated benefits increased by $122,090 and the value of Mr. Richardson’s accumulated benefits increased by $21,456. For additional information, see “- Compensation Discussion and Analysis – Retirement Benefits – Pension Plans,” above on page 36, and “-

38 RYERSON HOLDING CORPORATION

Compensation Discussion and Analysis – Retirement Benefits – Pension Benefits,” below on page 46. For 2020, our named executive officers did not earn any above-market or preferential earnings on any deferred compensation. For additional information regarding our nonqualified savings plan, see “Nonqualified Deferred Compensation” below on page 47.

(6)	The amounts reported as earned in this column represent the following for 2020 for:
•	Mr. Lehner. $14,252 of matching contributions under our 401(k) Plan, $2,540 for life insurance premiums for coverage in excess of $50,000 and $50 for an annual physical.
•	Ms. Kannan. $5,352 of matching contributions under our 401(k) Plan and $305 for life insurance premiums for coverage in excess of $50,000.
•	Mr. Burbach. $9,084 of matching contributions under our 401(k) Plan, $2,623 for life insurance premiums for coverage in excess of $50,000 and $100 for an annual physical
•	Mr. Richardson. $9,084 of matching contributions under our 401(k) Plan, $2,623 for life insurance premiums for coverage in excess of $50,000 and $50 for an annual physical.
•	Mr. Silver. $7,932 of matching contributions under our 401(k) Plan, $1,206 for life insurance premiums for coverage in excess of $50,000 and $50 for an annual physical.
•

Mr. Schnaufer. $322 of matching contributions under our 401(k) Plan, $48 for life insurance premiums for coverage in excess of $50,000, severance benefits equal to $496,480 in the aggregate, comprised of (1) an amount equal to $335,265 representing continued payment of his base salary for 12 months, (2) $160,500 representing the additional payment equal to the average of the AIP awards paid to Mr. Schnaufer in the three years immediately preceding the termination date, and (3) 715 representing the value of 12 months of dental benefits continuation subsidized at the active employee rate.

(7)

Ms. Kannan was not a named executive officer in 2018 or 2019. Effective as of January 11, 2021, the Board appointed James Claussen as Executive Vice President & Chief Financial Officer of the Company. As a result of Mr. Claussen’s appointment as Executive Vice President and Chief Financial Officer of the Company, effective January 11, 2021, Ms. Kannan’s temporary appointment as interim principal financial officer of the Company ended. Ms. Kannan will continue to serve as the Company’s Corporate Controller and Chief Accounting Officer.

(8)	Effective as of April 2, 2021, Mr. Burbach will be the Chief Operating Officer of the Company.
(9)	On February 17, 2021, Mr. Richardson notified the Company of his intent to retire from his position as the President, South-East Region of the Company, effective April 2, 2021.
(10)	Mr. Silver was not a named executive officer in 2018.
(11)

Mr. Schnaufer stepped down from all positions with the Company and its subsidiaries effective January 3, 2020. Consequently, his base salary for 2020 was prorated based on days worked, and he was not eligible to participate in and receive an annual bonus and the LTIP award for 2020. The Compensation Committee previously determined that Mr. Schnaufer’s unvested LTIP grants including the 2019 LTIP grant continues to vest in accordance with the corresponding vesting date or performance period, as applicable.

Pay Ratio

For 2020, we estimate that the ratio of the annual total compensation of our “median employee” ($56,156.84) to the annual total compensation of our CEO ($1,981,692) was 35:1 on December 31, 2020. In calculating the annual total compensation for the median employee, we included each element of compensation listed in the Summary Compensation Table above, including the Company’s matching contribution to our 401(k) plan for such median employee.

The median employee for 2020 was identified as of December 31, 2020 by taking the following steps:

Ο	Identifying the employees to be included in the calculation (employees based in Mexico were excluded from the calculation as de minimis).
Ο	Calculating the compensation of each of the employees in the employee pool for the 12 months ending December 31, 2020.
Ο	Ordering the gross earnings of all employees in the employee pool from lowest to highest and identifying the median employee based on gross earnings.

As of December 31, 2020, we had 3,878 employees globally.  As noted above, in determining the employee population to be used to calculate the compensation of the median employee, we included employees in all countries except for 82 employees in Mexico, who represented less than 5% of our total employees, as permitted under the applicable SEC de minimis rule. As a result, the employee population that we used for purposes of determining the compensation of our median employee was 3,797 employees.

2021 Proxy Statement 39

Grants of Plan-Based Awards

For Fiscal Year Ended December 31, 2020

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of	Grant Date Fair Value of Stock and
Name	Plan	Grant Date	Date of Approval Action(1)	Threshold ($)(2)	Target ($)(2)	Maximum ($)(2)	Threshold (#)(3)	Target (#)(3)	Maximum (#)(3)	Stock or Units (#)(4) (i)	Option Awards ($)(5) (l)
Edward J. Lehner	2020 AIP	2/20/20	2/20/20	562,500	1,125,000	2,250,000	—	—	—	—	—
	2020 LTIP RSU	3/31/20	2/20/20	—	—	—	—	—	—	34,650	184,338
	2020 LTIP PSU	3/31/20	2/20/20	—	—	—	35,175	70,350	70,350	—	374,262
Molly D. Kannan	2020 AIP	2/20/20	2/20/20	62,081	124,163	248,325	—	—	—	—	—
	2020 LTIP RSU	3/31/20	2/20/20	—	—	—	—	—	—	3,300	17,556
	2020 LTIP PSU	3/31/20	2/20/20	—	—	—	3,350	6,700	13,400	—	35,644
Michael J. Burbach	2020 AIP	2/20/20	2/20/20	161,067	322,133	644,266	—	—	—	—	—
	2020 LTIP RSU	3/31/20	2/20/20	—	—	—	—	—	—	8,250	43,890
	2020 LTIP PSU	3/31/20	2/20/20	—	—	—	8,375	16,750	16,750	—	89,110
Kevin D. Richardson	2020 AIP	2/20/20	2/20/20	161,067	322,133	644,266	—	—	—	—	—
	2020 LTIP RSU	3/31/20	2/20/20	—	—	—	—	—	—	8,250	43,890
	2020 LTIP PSU	3/31/20	2/20/20	—	—	—	8,375	16,750	16,750	—	89,110
Mark S. Silver	2020 AIP	2/20/20	2/20/20	112,530	225,060	450,120	—	—	—	—	—
	2020 LTIP RSU	3/31/20	2/20/20	—	—	—	—	—	—	7,425	39,501
	2020 LTIP PSU	3/31/20	2/20/20	—	—	—	7,538	15,075	15,075	—	80,199
Erich S. Schnaufer(6)	2020 AIP	2/20/20	2/20/20	—	—	—	—	—	—	—	—
	2020 LTIP RSU	3/31/20	2/20/20	—	—	—	—	—	—	—	—
	2020 LTIP PSU	3/31/20	2/20/20	—	—	—	—	—	—	—	—

(1)

With respect to the 2020 LTIP Awards, on February 20, 2020, the Board approved the number of RSUs and PSUs to be granted to each named executive officer (other than for Mr. Schnaufer, whose employment terminated effective January 3, 2020, and accordingly did not receive a 2020 LTIP award) and directed that the awards be granted at a later date determined administratively appropriate by the Company’s CEO. For more information regarding the 2020 LTIP awards, see the discussion under “Long-Term Incentive Plan (“LTIP”),” above on page 33. With respect to the 2020 AIP awards, on February 20, 2020, the Compensation Committee approved the AIP, including the performance measures on which the cash AIP bonus payments would be based. For more information regarding the 2020 AIP awards and the determination of the AIP target bonus percentages, see the discussion under “2020 Annual Incentive Plan,” above on page 31.

(2)

2020 AIP awards consist of annual incentive bonus opportunities for each of the named executive officers awarded under the 2020 AIP (other than for Mr. Schnaufer, whose employment terminated effective January 3, 2020, and accordingly was not eligible to participate in the 2020 AIP). See the description of the 2020 AIP under “2020 Annual Incentive Plan,” above on page 31. The award amounts paid are based on a percentage of the named executive officers’ annualized salaries in effect on November 30, 2020. For more information regarding the named executives officers’ 2020 Base Salaries, see the discussion under “Executive Compensation – 2020 Base Salaries” above on page 30.  Actual 2020 AIP award payments for the fiscal year reported are listed under “Actual Payouts under the 2020 AIP,” above on page 32.

(3)

Reflects long-term incentive awards in the form of performance-based PSUs (which are earned based upon performance against pre-established metrics over a three-year performance period) granted to the named executive officers under the 2020 LTIP on March 31, 2020 (other than Mr. Schnaufer, whose employment terminated effective January 3, 2020, and accordingly did not receive a 2020 LTIP award), in accordance with the Amended and Restated Omnibus Plan as discussed under “Long-Term Incentive Plan (“LTIP”),” beginning on page 33. These awards are also reported on the “Outstanding Equity Awards at Fiscal Year-End” table on page 44 and the aggregate grant date fair value is included in the Stock column of the “Summary Compensation Table,” on page 39. The maximum number of shares that may be earned with respect to the PSUs is equal to the number of shares earned at target level performance.

(4)

Reflects long-term incentive awards in the form of time-based RSUs (which vest ratably over three years, beginning on March 1, 2021, and annually thereafter) granted to the named executive officers under the 2020 LTIP on March 31, 2020 (other than Mr. Schnaufer, whose employment terminated effective January 3, 2020, and accordingly did not receive a 2020 LTIP award), in accordance with the Amended and Restated Omnibus Plan as discussed under “Long-Term Incentive Plan (“LTIP”),” beginning on page 33. These awards are also reported on the “Outstanding Equity Awards at Fiscal Year-End” table on page 44, and the aggregate grant date fair value is included in the Stock column of the “Summary Compensation Table,” on page 39.

(5)

The grant date fair value of the RSU and PSU awards was computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures and as further described above in footnote (3) to the Summary Compensation Table on page 39. This determination with respect to the PSUs is calculated based on probable performance (or target performance) achievement.

(6)	Mr. Schnaufer, whose employment terminated effective January 3, 2020, did not receive a 2020 LTIP award and was not eligible to participate in the 2020 AIP.

Narrative Relating to Summary Compensation Table and Grants of Plan-Based Awards

In 2020, each of our named executive officers (other than for Mr. Schnaufer, whose employment terminated effective January 3, 2020) was a participant in the 2020 Long-Term Incentive Plan, and the 2020 Annual Incentive Plan. In addition, our named executive officers were granted discretionary bonuses. For additional information on the 2020 LTIP, please see “Long-Term Incentive Plan (“LTIP”),” above on page 33, for additional information on the 2020 Annual Incentive Plan, please see “2020 Annual Incentive Plan,” above on page 31, and for additional information on the discretionary bonuses, please see “Discretionary Bonuses,” above on page 33.

40 RYERSON HOLDING CORPORATION

Employment Agreements

Mr. Lehner

Mr. Lehner’s Employment Agreement and Non-Competition Agreement

The Company and Mr. Lehner entered into an employment agreement for Mr. Lehner pursuant to which he serves as our President & CEO. Mr. Lehner’s Employment Agreement provides for at-will employment, payment of a base salary, a target annual bonus opportunity equal to a certain percentage of Mr. Lehner’s base salary based on the achievement of targets established pursuant to the AIP, and four weeks of paid vacation. It provided for an initial long-term incentive award grant of performance share units and time-vesting restricted stock units. The Board subsequently has increased Mr. Lehner’s annual base salary, increased the target annual bonus opportunity and awarded additional grants of performance share units and time-vesting restricted stock units.

In connection with the execution of Mr. Lehner’s Employment Agreement, Mr. Lehner and the Company also entered into a confidentiality, non-competition and non-solicitation agreement (“Non-Competition Agreement”) effective on the date of his appointment as our President & CEO. Its confidentiality provisions require Mr. Lehner to keep confidential and not disclose confidential information relating to the Company, its subsidiaries and affiliates, its customers and/or vendors and suppliers. Under the agreement’s non-competition and non-solicitation provisions, during Mr. Lehner’s employment and for a period of 18 months after the termination of his employment for any reason, Mr. Lehner may not (a) own, operate, manage, control, participate, consult with, advise or have any financial interest in any a person or entity engaged in the metal service center processing and/or distribution business, (b) engage in the start-up of a business in competition with the Company’s business, (c) call upon, solicit business from or sell any products sold or distributed by the Company to any customer or prospective customer of the Company with whom employees of the Company had contact during Mr. Lehner’s employment with the Company, (d) encourage any employees of the Company to seek or accept an employment or business relationship with a person or entity other than the Company, or in any way interfere with the relationship of the Company and any of its employees, or (e) encourage any supplier, distributor, franchisee, licensee or other business relation of the Company to cease or curtail doing business with the Company, or in any way interfere with the relationship between any such customer, supplier, distributor, franchisee, licensee or business relation and the Company.

The Non-Competition Agreement also contains provisions regarding Mr. Lehner’s rights and payments owed to him upon his termination. In the event that Mr. Lehner’s employment is terminated by the Company without “cause” or by him for “good reason” (each as defined in the Non-Competition Agreement), he will, subject to his execution of a release in favor of the Company and certain other conditions, be entitled to an amount equal to eighteen months of his then current base salary and subsidized COBRA continuation of his medical and dental benefits coverage.

Messrs. Burbach, Richardson and Schnaufer

We entered into employment agreements with Messrs. Burbach and Richardson in September 2005, January 2005 and December 2004, respectively, in connection with their respective positions at those times. The employment agreements have remained in effect since that time, although provisions regarding compensation items such as annual base salary, target annual bonus opportunity as a percentage of salary and other compensation elements have been modified. The ongoing terms of the three agreements are substantially the same and are described below.

Each employment agreement provides that the Company and the officer may each terminate the agreement for any or no reason on 30 days’ prior notice. In the event that the officer’s employment is terminated by us without “cause” or by the executive for “good reason” (each as defined in the applicable employment agreement), the executive will be entitled to continue to receive the executive’s base salary, payable in installments in accordance with normal payroll practices, commencing on the executive’s termination date and ending on the earlier of (i) the twelfth month after the termination date, (ii) the date the executive violates or initiates any legal challenge to certain provisions of the agreement including confidentiality, non-compete and non-solicitation obligations imposed by the employment agreement, or (iii) the date of the executive’s death or the date the executive is determined to be eligible for benefits under our long-term disability plan. Additionally, the officer would also receive a payment equal to the average of the Annual Incentive Plan awards paid to the executive in the three years immediately preceding the executive’s termination date, payable in the first quarter of the year following the year of the executive’s termination. Further, the executive may be eligible for a pro-rated portion of the Annual Incentive Plan award for the year of the executive’s termination, based on the number of months during that year that elapsed prior to the executive’s termination date, and depending on the Company’s attainment of the applicable performance measures for that year, which pro-rated amount would be payable in the first quarter of the year following the year of the executive’s termination.

Each employment agreement contains confidentiality, non-compete and non-solicitation provisions. The confidentiality provisions require the officer to keep confidential and not disclose confidential information relating to the Company, its subsidiaries and affiliates, its customers and/or vendors and suppliers. Under the non-solicitation and non-competition

2021 Proxy Statement 41

provisions, beginning on the date of the employment agreement and ending twelve months after the executive’s employment termination date, the officer may not (a) own, operate, manage, control, participate, consult with, advise or have any financial interest in (including as a stockholder, agent, director, officer, employee or consultant or contractor) any competitor (as defined below), or in any manner engage in the start-up of a business in competition with the Company’s business (subject to an exception permitting the officer’s ownership of one percent or less of the outstanding stock of certain publicly-listed corporations), (b) call upon, solicit business from or sell any products sold or distributed by the Company to any customer or prospective customer of the Company with whom employees of the Company had contact during the executive’s employment with the Company, (c) encourage any employees of the Company to seek or accept an employment or business relationship with a person or entity other than the Company, or in any way interfere with the relationship of the Company and any of its employees, or (d) encourage any supplier, distributor, franchisee, licensee, or other business relation of the Company to cease or curtail doing business with the Company, or in any way interfere with the relationship between any such customer, supplier, distributor, franchisee, licensee or business relation and the Company. A “competitor” under each of Messrs. Burbach’s and Richardson’s employment agreements refers to a person or entity, including metals-related Internet marketplaces, engaged in the metal service center processing and/or distribution business.

In connection with Mr. Schnaufer’s termination of employment, effective January 3, 2020, the Company provided Mr. Schnaufer the severance benefits in accordance with the terms of his employment agreement, which was substantially similar to the employment agreements with each of Messrs. Burbach and Richardson described above. Specifically, Mr. Schnaufer is eligible to receive severance equal to (i) 12 months of base salary payment, (ii) a payment equal to the average of the AIP awards paid to him in the three years immediately preceding the his termination date, and (iii) 12 months of medical and dental benefits continuation subsidized at the active employee rate.  In addition, in January 2020, the Compensation Committee agreed to allow Mr. Schnaufer to retain his outstanding LTIP grants, with each of the RSU and PSU awards subject to his LTIP grants as of his last date of employment settling on such dates as such awards would have vested and settled had no termination of employment occurred, subject, with respect to any PSUs, the Company’s achievement of the applicable performance objectives.

Ms. Kannan and Mr. Silver

In October 2008, we entered into an employment arrangement with Ms. Kannan hiring her as a senior staff accountant of the Company. Since that time, her position title, and duties and compensation provisions such as annual base salary and other compensation items have been modified. Either Ms. Kannan or the Company may terminate her employment at any time, with or without cause. In the event her employment is terminated by the Company without cause, the Company will provide Ms. Kannan (i) 12 months of medical and dental benefits continuation subsidized at the active employee rate, and (ii) her base salary for fifty-two weeks, payable in installments in accordance with normal payroll practices, provided that she executes a mutual release acceptable to both the Company and Ms. Kannan through which she will release the Company and its affiliates from any and all claims and the Company and its affiliates will release her from any and all claims, and a non-compete agreement which shall limit her from competing with the Company during the fifty-two week severance period, to the extent allowed by applicable law.

In January 2013, we entered into an employment agreement with Mr. Silver in connection with his initial employment as Vice President and Managing Counsel. The agreement has remained in effect since that time, although provisions regarding position title, and duties and compensation provisions such as annual base salary and other compensation items have been modified. The agreement provides that either Mr. Silver or the Company may terminate his employment at any time, with or without cause. In the event his employment is terminated by the Company without cause, Mr. Silver will be entitled to (i) 12 months of medical and dental benefits continuation subsidized at the active employee rate, and (ii) continue to receive his base salary for fifty-two weeks, payable in installments in accordance with normal payroll practices, provided that he executes a mutual release acceptable to both the Company and Mr. Silver through which he will release the Company and its affiliates from any and all claims and the Company and its affiliates will release him from any and all claims, and a non-compete agreement which shall limit him from competing with the Company during the fifty-two week severance period, to the extent allowed by applicable law.

42 RYERSON HOLDING CORPORATION

Outstanding Equity Awards at Fiscal Year-End

			Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Edward J. Lehner
2018 RSU Award(2)	3/31/2018	11,165	90,995	—	—
2018 PSU Award(3)(4)	3/31/2018	68,005	554,241	—	—
2019 RSU Award(2)	3/31/2019	23,100	197,736	—	—
2019 PSU Award(3)(5)	3/31/2019	—	—	70,350	602,196
2020 RSU Award(2)	3/31/2020	34,650	184,338	—	—
2020 PSU Award(3)(6)	3/31/2020	—	—	70,350	374,262
Molly D. Kannan
2018 RSU Award(2)	3/31/2018	825	6,724	—	—
2018 PSU Award(3)(4)	3/31/2018	5,025	40,954	—	—
2019 RSU Award(2)	3/31/2019	1,650	14,124	—	—
2019 PSU Award(3)(5)	3/31/2019	—	—	5,025	43,014
2020 RSU Award(2)	3/31/2020	3,300	17,556	—	—
2020 PSU Award(3)(6)	3/31/2020	—	—	6,700	35,644
Michael J. Burbach
2018 RSU Award(2)	3/31/2018	2,750	22,413	—	—
2018 PSU Award(3)(4)	3/31/2018	16,750	136,513	—	—
2019 RSU Award(2)	3/31/2019	5,500	47,080	—	—
2019 PSU Award(3)(5)	3/31/2019	—	—	16,750	143,380
2020 RSU Award(2)	3/31/2020	8,250	43,890	—	—
2020 PSU Award(3)(6)	3/31/2020	—	—	16,750	89,110
Kevin D. Richardson
2018 RSU Award(2)	3/31/2018	2,750	22,413	—	—
2018 PSU Award(3)(4)	3/31/2018	16,750	136,513	—	—
2019 RSU Award(2)	3/31/2019	5,500	47,080	—	—
2019 PSU Award(3)(5)	3/31/2019	—	—	16,750	143,380
2020 RSU Award(2)	3/31/2020	8,250	43,890	—	—
2020 PSU Award(3)(6)	3/31/2020	—	—	16,750	89,110
Mark S. Silver
2018 RSU Award(2)	3/31/2018	2,475	20,171	—	—
2018 PSU Award(3)(4)	3/31/2018	15,075	122,861	—	—
2019 RSU Award(2)	3/31/2019	4,950	42,372	—	—
2019 PSU Award(3)(5)	3/31/2019	—	—	15,075	129,042
2020 RSU Award(2)	3/31/2020	7,425	39,501	—	—
2020 PSU Award(3)(6)	3/31/2020	—	—	15,075	80,199
Erich S. Schnaufer(7)
2018 PSU Award(3)(4)	3/31/2018	15,075	122,861	—	—
2019 PSU Award(3)(5)	3/31/2019	—	—	13,400	114,704
2020 PSU Award(3)(6)	3/31/2020	—	—	—	—

(1)	Based on the closing price per share of our common stock on the NYSE on the grant date per each share.
(2)	Each of these time-based awards will vest with respect to one-third of the award on each of the first three anniversaries of the RSU grant date if service requirements are met.
(3)

Each of these performance-based awards will vest, if at all, on the later to occur of (x) the third anniversary of the grant date and, (y) the date Compensation Committee certifies the applicable performance objectives. The number and market value of unearned PSUs reported in the table above assumes achievement of threshold level of performance, in accordance with SEC requirements. The number of units earned can increase or decrease based on the Company’s achievement of the performance measure.

(4)

The portion of the PSUs that vest will depend on the Company’s actual Cumulative Adjusted EBITDA excluding LIFO and Cumulative Managerial Controllable Free Cash Flow during the three-year period from 2018 through 2020 against established targets for each objective, each as set forth below.

Performance Criteria	Threshold (50% Vesting)(1)(2)	Target (100% Vesting)(1)
Cumulative Adjusted EBITDA (50%)	$550.0M	$700.0M
Cumulative Managerial Controllable Free Cash Flow (50%)	$450.0M	$650.0M

(1)Performance between the above referenced threshold and target levels will (1) be interpolated on a straight-line basis.

2021 Proxy Statement 43

(2)None of the corresponding PSUs vest if performance for the applicable target is below threshold.

On February 17, we determined that the 2018 PSUs would be deemed earned at 100%. For additional information on the adjustments applied in determining such payout, please see “Impact of COVID-19 on Compensation Matters” above.

(5)

The portion of the PSUs that vest will depend on the Company’s actual Cumulative Adjusted EBITDA excluding LIFO and Cumulative Managerial Controllable Free Cash Flow during the three-year period from 2019 through 2021 against established targets for each objective, each as set forth below.

Performance Criteria	Threshold (50% Vesting)(1)(2)	Target (100% Vesting)(1)
Cumulative Adjusted EBITDA (50%)	$675.0M	$825.0M
Cumulative Managerial Controllable Free Cash Flow (50%)	$550.0M	$750.0M

(1)Performance between the above referenced threshold and target levels will (1) be interpolated on a straight-line basis.

(2)None of the corresponding PSUs vest if performance for the applicable target is below threshold.

(6)

The portion of the PSUs that vest will depend on the Company’s actual Cumulative Adjusted EBITDA excluding LIFO and Cumulative Managerial Controllable Free Cash Flow during the three-year period from 2020 through 2022 against established targets for each objective, each as set forth below.

Performance Criteria	Threshold (50% Vesting)(1)(2)	Target (100% Vesting)(1)
Cumulative Adjusted EBITDA (50%)	$575.0M	$750.0M
Cumulative Managerial Controllable Free Cash Flow (50%)	$450.0M	$650.0M

(1)Performance between the above referenced threshold and target levels will (1) be interpolated on a straight-line basis.

(2)None of the corresponding PSUs vest if performance for the applicable target is below threshold.

(7)

While Mr. Schnaufer stepped down from all positions with the Company and its subsidiaries effective January 3, 2020, the Compensation Committee determined that his unvested LTIP grants continues to vest in accordance with the corresponding vesting schedule and subject to achievement of the respective performance objectives, as applicable, as though Mr. Schnaufer did not experience a termination of employment.

The number of unearned PSUs is reported in the “Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested” column based on achieving threshold performance goals.

2020 Option Exercises and Stock Vested

The following table presents, for each of the named executive officers, the number of shares of our common stock acquired upon the exercise of any stock options and the vesting and settlement of RSUs during 2020 and the aggregate value realized upon the exercise of any stock options and the vesting and settlement of RSUs.

	Stock awards
Name	Number of shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Edward J. Lehner	33,165	$176,438
Molly D. Kannan	2,475	$13,167
Michael J. Burbach	8,250	$43,890
Kevin D. Richardson	8,250	$43,890
Mark S. Silver	7,150	$38,038
Erich S. Schnaufer(2)	7,425	$39,501

(1)

The value realized is calculated by multiplying the number of shares of stock received by the closing price per share of our common stock on the NYSE on the applicable vesting date or, if such date was not a trading date, on the last trading day immediately preceding the vesting date.  In 2020, certain RSUs held by our named executive officers vested on March 31, 2020, and the closing price per share of our common stock was $5.32.

(2)

While Mr. Schnaufer stepped down from all positions with the Company and its subsidiaries effective January 3, 2020, the Compensation Committee determined that his unvested LTIP grants continue to vest in accordance with the corresponding vesting schedule and subject to achievement of the applicable performance objectives, as applicable, as though Mr. Schnaufer did not experience a termination of employment, the full value of Mr. Schnaufer’s time-vesting restricted stock units have been included given they are no longer subject to any service-based vesting conditions.

44 RYERSON HOLDING CORPORATION

Pension Benefits

The following table reflects the pension benefits of Messrs. Burbach and Richardson.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Michael J. Burbach	Ryerson Pension Plan	21.67	$1,039,541	—
	Integris Excess Benefit Retirement Plan	21.67	$189,846	—
Kevin D. Richardson	Ryerson Pension Plan	12.75	$185,846	—

(1)

The actuarial present value of Mr. Burbach’s accumulated benefit under the relevant plan assumes retirement at age 62 with at least 10 years of credited service, which is the earliest he would be eligible to receive unreduced benefits. The actuarial present value of Mr. Richardson’s accumulated benefit under the relevant plan assumes retirement at age 65 and at least 5 years of credited service, at which time he would be eligible for the maximum benefit. Both are computed as of December 31, 2020, the same pension plan measurement date used for financial statement reporting purposes with respect to our audited financial statements for the last completed fiscal year. See Note 10. “Employee Benefits—Summary of Assumptions and Activity” of the Notes to our Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, for information regarding the valuation method and assumptions used in quantifying these amounts.

Of our named executive officers, only Messrs. Burbach and Richardson were eligible to participate in the Ryerson Pension Plan and only Mr. Burbach was eligible to participate in the Integris Excess Benefit Retirement Plan, in each case, by virtue of their service with the Company prior to the applicable plan supplements being frozen. Our named executive officers no longer accrue any benefit under the plan. For additional information regarding their participation, see “Pension Plans,” above on page 36.

Qualified Pension Plan

Mr. Burbach participates in the Ryerson Pension Plan under the Ryerson Pension Plan Supplement for Former Participants in the Integris Metals, Inc. Pension Plan, under which full pension benefits are payable to eligible employees who, as of the date of separation from employment, are at least age 62 with 10 years of vesting service. Reduced benefits are payable to eligible employees who, as of the date of separation from employment, are at least age 55 but less than age 62 with 10 years of vesting service. Accrued benefits are reduced by 7% for each year benefits commencement precedes age 62. Under this supplement, in general, benefits for eligible employees are based on two factors: (i) years of benefit service prior to the December 31, 2005 freeze date of this supplement, and (ii) the average annual earnings in the highest five consecutive paid calendar years during the ten-year period prior to December 31, 2005.

Mr. Richardson participates in the Ryerson Pension Plan under the Ryerson Pension Plan Supplement for Salaried Employees of Ryerson Inc. and Certain Subsidiaries, under which pension benefits are payable to eligible employees who, as of the date of separation from employment, are (i) age 65 or older with at least 5 years of vesting service, (ii) age 55 or older with at least 10 years of vesting service, or (iii) any age with at least 30 years of vesting service. Benefits may be reduced depending on age and the type of benefit for which the participant qualifies when an individual retires and/or chooses to have benefit payments begin. Benefits are reduced under (ii) above if voluntary retirement commences prior to the employee reaching age 62 with at least 15 years of vesting service. Benefits are not reduced if the age and vesting service conditions under (i) or (iii) above are met. Under this supplement, in general, benefits for salaried employees are based on two factors: (i) years of benefit service prior to the December 31, 1997 freeze date of the pension benefit, and (ii) average monthly earnings, based on the highest consecutive 36 months of earnings during the participant’s last ten years of benefit service prior to the December 31, 1997 freeze date.

Supplemental Pension Plan

The Code imposes annual limits on contributions to and benefits payable from our qualified pension plan. Our nonqualified supplemental pension plans provide benefits to highly compensated employees (including our named executive officers) in excess of the limits imposed by the Code. Mr. Burbach is eligible for the Integris Excess Benefit Retirement Plan. Under this plan, payments are made on a monthly basis following retirement, along with the qualified plan monthly payments. The amount of benefit payable is an amount equal to the excess of the amount of pension plan benefit to which he would be entitled if such benefit were computed without giving any effect to the limitations imposed from time to time by Sections 401(a)(17) and 415 of the Code, less the amount of the qualified pension plan benefit to which he is entitled. Participants are fully vested in this supplemental plan after the earlier of attaining (i) age 65, or (ii) five years of vesting service, as defined in the qualified pension plan. If a participant’s termination occurs for reasons of cause, the participant’s or beneficiary’s supplemental benefit from this plan is permanently forfeited.

2021 Proxy Statement 45

Nonqualified Deferred Compensation

The following table reflects information regarding our named executive officers’ participation in our nonqualified savings plan.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(2)
Michael J. Burbach	—	—	$206	—	$11,825
Kevin D. Richardson	—	—	$674	—	$38,491
Erich S. Schnaufer	$168,311(3)	—	$26,741(4)	—	$195,052(5)

(1)

Earnings reported are not above-market or preferential, and as a result they are not reported as compensation in the Change In Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table above.

(2)

All account balances are deferred to a cash account which is credited with interest at the monthly rate paid by our 401(k) savings plan’s Managed Income Portfolio Fund II fund, which in 2020 ranged from 0.12% to 0.17% per month, compounded monthly. The amounts reported in this column consist of interest earned on such deferred cash accounts.

(3)

The amount reported represents the value of the shares underlying the applicable restricted stock unit that vested during 2020 as reported in the Option Exercises and Stock Vested Table above. All restricted stock units underlying the deferred restricted stock unit awards will be released to Mr. Schnaufer on the same date they would have been released had he remained employed with the Company.

(4)

Represents the change in market value of the restricted stock units underlying the deferred restricted stock units held by Mr. Schnaufer as of December 31, 2020, calculated as the difference between: (a) the value of the restricted stock units on the applicable vesting date of January 3, 2020 (or $11.77), and (b) the value on December 31, 2020, the last day of fiscal year, or $13.64.

(5)

The amount disclosed in this column represents the value of the shares underlying each deferred restricted stock unit as of December 31, 2020, based on the closing price of our common stock on December 31, 2020, or $13.64.

The Code imposes annual limits on employee contributions to our 401(k) Plan. Our nonqualified savings plan is an unfunded, nonqualified plan that allows highly compensated employees who make the maximum annual 401(k) contributions to defer, on a pre-tax basis, amounts in excess of the limits applicable to deferrals under our 401(k) Plan. Participants may contribute up to a maximum of 10% of their base compensation to our nonqualified savings plan when eligible. Our nonqualified savings plan allows deferred amounts to be notionally invested in the Managed Income Portfolio Fund II (or any successor fund) that is available to the participants in our 401(k) Plan.

Generally, each of our named executive officers is eligible for our nonqualified savings plan. Our named executive officers will be entitled to the vested balance of their respective accounts when they retire or otherwise terminate employment. Participants are generally permitted to choose whether the benefits paid following their retirement will be paid in a lump sum or installments, with all amounts to be paid by the end of the calendar year in which the employee reaches age 75. For participants terminating employment for reasons other than retirement, the account balance is payable in a lump sum by no later than 60 days after the 1-year anniversary of the termination of employment. None of our named executive officers made contributions to the nonqualified savings plan during 2020.

46 RYERSON HOLDING CORPORATION

Potential Payments Upon Termination or Change in Control

Each of our named executive officers has entered into employment agreements, the material terms of which have been summarized under “Narrative Relating to Summary Compensation Table and Grants of Plan-Based Awards,” above on page 41. Upon certain terminations of employment, our named executive officers (employed as of December 31, 2020) are entitled to payments of compensation and certain benefits. The table below reflects the amount of compensation and benefits payable to each named executive officer who was employed as of December 31, 2020 in the event of (i) termination other than for “cause” or termination with “good reason” (“involuntary termination”), or (ii) termination by reason of an executive’s death or disability. With the exception of amounts shown for Mr. Schnaufer for whom amounts reflect amounts he actually received in connection with his termination, the amounts shown assume that the applicable triggering event occurred on December 31, 2020, and therefore, are estimates of the amounts that would be paid to the named executive officers upon the occurrence of such triggering event. Note that all unvested RSUs and PSUs are forfeited upon termination for any reason. In addition to the amounts reflected below, Messrs. Burbach and Richardson would also be eligible to receive amounts in connection with their terminations, based on their participation in the Company’s pension plans and nonqualified savings plan, which are further described above under “Pension Benefits,” on page 46, and under “Nonqualified Deferred Compensation,” on page 47.

Since the Compensation Committee has discretion as to whether or not to accelerate the vesting of unvested equity awards granted under the Amended and Restated Omnibus Plan upon a change in control of the Company, the financial effect of such event has not been included in this table.

Name		Severance ($)(1)	Annual Incentive Plan ($)(2)	3-Year AIP Average ($)(3)	Benefits Continuation ($)(4)	Equity Vesting ($)	Total ($)
Edward J. Lehner	Involuntary	1,350,000	—	—	25,417		1,375,417
	Death or Disability	69,231	—	—	—		69,231
Molly D. Kannan	Involuntary	248,325	—	—	165		248,490
	Death or Disability	19,102	—	—	—		19,102
Michael J. Burbach	Involuntary	429,510	8,506	354,014	408		792,438
	Death or Disability	33,039	8,506	—	—		41,545
Kevin D. Richardson	Involuntary	429,510	—	297,739	715		727,964
	Death or Disability	33,039	—	—	—		33,039
Mark S. Silver	Involuntary	375,100	—	—	2,854		377,954
	Death or Disability	28,854	—	—	—		28,854
Erich S. Schnaufer(5)	Involuntary	335,265	—	160,500	715	255,703	752,183
	Death or Disability	—	—	—	—		—

(1)

In the event of an involuntary termination, consists of (i) 52 weeks or 12 months of base salary payment in the case of Ms. Kannan and Messrs. Burbach, Richardson, and Silver, and (ii) 18 months of base salary payment in the case of Mr. Lehner. In the event of an executive’s termination due to death (but not disability), under the Ryerson Severance Plan, employees, including our named executive officers, are entitled to a payment equal to four weeks of base pay. The named executive officers’ receipt of payments after their terminations is subject to execution of a release, and continued compliance with existing confidentiality, non-compete and non-solicitation provisions in their employment agreements in the case of Messrs. Burbach and Richardson, and with compliance with the executed confidentiality, non-competition and non-solicitation agreement in the case of Mr. Lehner.

(2)

If a named executive officer’s termination is due to an involuntary termination due to position elimination, death, permanent disability or retirement, the executive will be entitled to a pro-rated portion of the AIP payment to which the executive would have been entitled (based on Company performance) had he or she remained an employee through December 31, 2020. Actual 2020 AIP award payments for the fiscal year are reported in the table.

(3)

Under each of Messrs. Burbach’s and Richardson’s employment agreements, if the executive is terminated involuntarily, the executive will receive a payment equal to the average of the AIP awards paid to the executive in the three years immediately preceding the executive’s termination date. For additional information, see “Narrative Relating to Summary Compensation Table and Grants of Plan-Based Awards – Messrs. Burbach, Richardson and Schnaufer, and Ms. Kannan and Mr. Silver,” above starting on page 42.

(4)

Mr. Lehner is eligible for 18 months of medical and dental benefits continuation subsidized at the active employee rate as provided by his confidentiality, non-competition and non-solicitation agreement. Ms. Kannan, Messrs. Burbach, Richardson and Silver are eligible for 12 months of medical and dental benefits continuation subsidized at the active employee rate as provided by their employment agreements. They are not eligible for medical insurance benefits under the terms of their employment agreements because both are eligible for the retiree medical benefits under the Ryerson Retiree Comprehensive Health Care Plan. Ms. Kannan is eligible for 12 weeks of medical and dental benefits continuation subsidized at the active employee rate as provided by her employment agreement.

(5)

Mr. Schnaufer stepped down from all positions with the Company and its subsidiaries effective January 3, 2020, and the amounts reflect amounts he actually received in connection with his termination, which include (i) 12 months of base salary payment, as reported in the Severance column, (ii) a payment equal to the average of the AIP awards paid to the executive in the three years immediately preceding the executive’s termination date, reported in the 3-year AIP Average column, (iii) 12 months of medical and dental benefits continuation subsidized at the active employee rate, reported in the Benefits Continuation column, and (iv) the value of the time-vested restricted stock units that were unvested as of Mr. Schnaufer’s last date of employment, reported in the Equity Vesting column. The value of any performance-vesting restricted stock units were not included in the table because such awards remained subject to performance vesting requirements.

2021 Proxy Statement 47

Stock Ownership

Directors and Executive Officers

The following table shows information as of February 24, 2021 (the “Table Date”), unless otherwise indicated, regarding the beneficial ownership of Ryerson’s common stock by: (i) each director and nominee; (ii) each named executive officer listed in the table entitled “Summary Compensation Table – 2020, 2019, and 2018” under the section entitled “Executive Compensation”; and (iii) all current directors and named executive officers as a group.  As of the Table Date, 38,117,397 shares of Ryerson’s common stock were issued and outstanding.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (Number of Shares)	Percent of Class
Directors
Kirk K. Calhoun	500	*
Court D. Carruthers	2,000	*
Eva M. Kalawski(1)	—	—
Jacob Kotzubei(1)	50,000	*
Stephen P. Larson	65,000	*
Philip E. Norment(1)	—	—
Mary Ann Sigler(1)(2)	7,500	*
Named Executive Officers
Edward J. Lehner(3)	429,664	*
Molly D. Kannan(4)	15,735	*
Michael J. Burbach(5)	151,340	*
Kevin D. Richardson(6)	157,290	*
Mark S. Silver(7)	70,747	*
Erich S. Schnaufer(8)	63,922	*
All current directors, nominees for director and executive officers as a group (12 persons)(9)	949,776	2.49

(1)

Mses. Kalawski and Sigler and Messrs. Kotzubei and Norment are directors and each disclaims beneficial ownership of any shares of our common stock that they may be deemed to beneficially own because of their affiliation with Platinum, except to the extent of any pecuniary interest therein. Platinum’s ownership of shares of our common stock is set forth in the table below under “Ownership of More Than 5% of Ryerson Stock,” on page 50.

(2)	Includes 7,500 shares held by a family trust of which Ms. Sigler and her spouse are each beneficiaries and trustees.
(3)	Includes 87,000 shares held jointly by Mr. Lehner and his spouse. Includes 34,265 shares of RSUs that will vest on March 31, 2021.
(4)	Includes 12,985 shares held jointly by Ms. Kannan and her spouse. Includes 2,750 shares of RSUs that will vest on March 31, 2021.
(5)	Includes 46,850 shares held jointly by Mr. Burbach and his spouse. Includes 8,250 shares of RSUs that will vest on March 31, 2021.
(6)	Includes 45,000 shares held jointly by Mr. Richardson and his spouse. Includes 8,250 shares of RSUs that will vest on March 31, 2021.
(7)	Includes 7,425 shares of RSUs that will vest on March 31, 2021.
(8)	Share information as of January 3, 2020, when Mr. Schnaufer stepped down as an executive officer of the Company.
(9)

Our named executive officers at February 28, 2021 consisted of Ms. Kannan, and Messrs. Lehner, Burbach, Richardson, and Silver.  Mr. Schnaufer stepped down as an executive officer of the Company effective January 3, 2020.  Accordingly, Mr. Schnaufer is not included in this group. The total number of shares includes each current executive officers’ shares of RSUs that will vest on March 31, 2021.

48 RYERSON HOLDING CORPORATION

Ownership of More Than 5% of Ryerson Stock

The table below describes each person or entity that we know (based on filings on Schedule 13G or 13D with the SEC) to be the beneficial owner of more than 5% of Ryerson common stock as of February 28, 2021.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (Number of Shares)	Percent of Class(1)
Joint filing by:
Tom Gores, Platinum Equity, LLC and the other reporting persons identified in the applicable Schedule 13G/A(2)	21,037,500	55.19%
(1)	The percentages in the table are based on the 38,117,397 shares of common stock outstanding as of February 24, 2021.
(2)

Beneficial ownership information is based on information contained in a Schedule 13G/A filed with the SEC on February 12, 2016, by each of the following reporting persons (i) RYPS, LLC (“RYPS”), (ii) Platinum Equity Capital Partners, L.P. (“PECP”), (iii) Platinum Equity Capital Partners-PF, L.P. (“PECP-PF”), (iv) Platinum Equity Capital Partners-A, L.P. (“PECP-A”), (v) Platinum Equity Capital Partners II, L.P. (“PECP II”), (vi) Platinum Equity Capital Partners-PF II, L.P. (“PECP-PF II”), (vii) Platinum Equity Capital Partners-A II, L.P. (“PECP-A II”), (viii) Platinum Rhombus Principals, LLC (“PRP”), (ix) Platinum Equity Partners, LLC (“PEP”), (x) Platinum Equity Investment Holdings, LLC (“PEIH”), (xi) Platinum Equity Partners II, LLC (“PEP II”), (xii) Platinum Equity Investment Holdings II, LLC (“PEIH II”), (xiii) Platinum Equity, LLC (“Platinum Equity”), and (xiv) Tom Gores, an individual. The business address of each of the reporting persons identified in this footnote is 360 North Crescent Drive, South Building, Beverly Hills, California 90210.

According to the Schedule 13G/A, of these 21,037,500 shares, (i) RYPS had sole voting and dispositive power with respect to 21,037,500 shares, (ii) PECP had shared voting and dispositive power with respect to 3,022,756.57 shares, (iii) PECP-PF had shared voting and dispositive power with respect to 564,690.79 shares, (iv) PECP-A had shared voting and dispositive power with respect to 830,427.65 shares, (v) PECP II had shared voting and dispositive power with respect to 9,399,614.5 shares, (vi) PECP-PF II had shared voting and dispositive power with respect to 1,523,055.5 shares, (vii) PECP-A II had shared voting and dispositive power with respect to 1,489,455 shares, (viii) PRP had shared voting and dispositive power with respect to 4,207,500 shares, (ix) PEP had shared voting and dispositive power with respect to 4,417,875 shares, (x) PEIH had shared voting and dispositive power with respect to 4,417,875 shares, (xi) PEP II had shared voting and dispositive power with respect to 12,412,125 shares, (xii) PEIH II had shared voting and dispositive power with respect to 16,619,625 shares, (xiii) Platinum Equity had shared voting and dispositive power with respect to 21,037,500 shares, and (xiv) Tom Gores had shared voting and dispositive power with respect to 21,037,500 shares. According to a Form 4 filed by Tom Gores on August 15, 2014, an additional 50,000 shares not reflected in the above table are held by a trust for his benefit and such shares may be deemed to be beneficially owned by him.

2021 Proxy Statement 49

Related Party Transactions

Investor Rights Agreement

Ryerson Holding Corporation and Platinum entered into an investor rights agreement (the “Investor Rights Agreement”) in connection with the IPO that provides for, among other things, demand, piggyback and Form S-3 registration rights and board nomination rights.

The Investor Rights Agreement provides that Platinum may make written demands of us to require us to register the shares of our common stock owned by Platinum; provided, however that we will not be obligated to effect more than two such demand registrations. In addition, Platinum has piggyback registration rights entitling them to require us to register shares of our common stock owned by them in connection with any registration statements filed by us after the completion of the IPO, subject to certain exceptions. We have also agreed to use commercially reasonable efforts to qualify for registration on Form S-3 for secondary sales. After we have qualified for the use of Form S-3, Platinum will, subject to certain exceptions, have the right to request an unlimited number of registrations on Form S-3. We are not obligated to effect a registration unless certain pricing or timing conditions are first satisfied.

On January 29, 2021, we filed a Registration Statement on Form S-3, which allows for Platinum to offer and sell up to an aggregate maximum amount of 21,037,500 shares of our common stock. The Form S-3 was declared effective on February12, 2021, and expires three years thereafter.

The Investor Rights Agreement provides that we will indemnify Platinum against losses suffered by it in connection with any untrue or alleged untrue statement of a material fact contained in any prospectus, offering circular, or other document delivered or made available to investors (or in any related registration statement or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, except insofar as the same may be caused by or contained in any information furnished in writing to us by Platinum for use therein.

The Investor Rights Agreement provides that for so long as Platinum collectively beneficially owns at least (i) 30% of the voting power of the outstanding capital stock of the Company, Platinum will have the right to nominate for election to the Board no fewer than that number of directors that would constitute a majority of the number of directors if there were no vacancies on the Board, (ii) at least 15% but less than 30% of the voting power of the outstanding capital stock of the Company, Platinum will have the right to nominate two directors, and (iii) at least 5% but less than 15% of the voting power of the outstanding capital stock of the Company, Platinum will have the right to nominate one director. The agreement also provides that if the size of the Board is increased or decreased at any time, Platinum’s nomination rights will be proportionately increased or decreased, respectively, rounded up to the nearest whole number.

The Investor Rights Agreement was negotiated among management and Platinum, and we believe the Investor Rights Agreement is on arm’s-length terms.

Policies and Procedures Regarding Transactions with Related Persons

Our Board has adopted a written policy regarding related person transactions that contains procedures for the review and approval/disapproval of such transactions. Related person transactions are transactions between the Company and/or its subsidiaries and affiliates on the one hand and “related persons” on the other hand. The policy requires the Audit Committee (which is comprised solely of independent directors) to review the material facts of all related party transactions that require approval and approve or disapprove the entry by us into certain transactions with related persons. The policy only applies to transactions, arrangements and relationships where the aggregate amount involved could reasonably be expected to exceed $120,000 in any calendar year and in which a related person has a direct or indirect interest. In addition, the policy lists certain transactions that are deemed to be pre-approved. A “related person” is: (i) any director, nominee for director or executive officer of the Company; (ii) any immediate family member of a director, nominee for director or executive officer; and (iii) any holder of 5% or more of any class of our voting securities, and any immediate family member of such holder.  In addition to the above, the Audit Committee being fully independent from Platinum reviews, and approves or disapproves any transaction between the Company and/or its subsidiaries and affiliates on the one hand and any entity affiliated with Platinum on the other hand.

The policy provides that if advance approval of a transaction subject to the policy is not feasible or obtained, (a) if the transaction is pending or ongoing, it will be submitted to the Audit Committee or the Board for consideration and evaluation of all options, including but not limited to, approval, ratification, amendment or termination of the related party transaction and (b) of the transaction is completed, the Audit Committee or the Board will consider the transaction to determine ratification or rescission of the transaction and if any further action is appropriate. In reviewing any transaction, the Audit Committee will take into account, among other factors the Audit Committee deems appropriate, whether the transaction is on terms no less favorable than terms generally available to a third party in similar circumstances on an arm’s length basis and the extent of the related person’s interest in the transaction.

50 RYERSON HOLDING CORPORATION

A director who is a related person with respect to a transaction under review may not participate in any discussion or vote on the approval or ratification of the transaction, except that the director will provide all material information concerning the related party transaction to the Audit Committee or the Board. However, such a director may be counted in determining the presence of a quorum at a meeting of the Audit Committee that considers the transaction.

If a related party transaction will be ongoing, the Audit Committee or the Board may establish guidelines for the Company’s management to follow in its ongoing dealings with the related person.

2021 Proxy Statement 51

Other Information

Stockholder Proposals and Director Nominations for the 2022 Annual Meeting

Stockholders may present proposals for action at a future meeting or submit nominations for election of directors only if they comply with the requirements of the proxy rules established by the SEC and our amended and restated Bylaws, as applicable. Each proposal submitted must be a proper subject for stockholder action at the meeting.

In order for a stockholder proposal or nomination for director to be considered for inclusion in our proxy statement and form of proxy relating to our annual meeting of stockholders to be held in 2022, the proposal or nomination must be received by us at our principal executive offices no later than November 11, 2021 and it must comply with the requirements of the proxy rules established by the SEC and our amended and restated Bylaws, as applicable. In particular, all proposals must comply with Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholders wishing to bring a proposal or nominate a director before the annual meeting to be held in 2022 (but not include it in our proxy materials) must provide written notice of such proposal to our Secretary at our principal executive offices (227 W. Monroe St., 27th Floor, Chicago, Illinois 60606) no later than January 28, 2022 and no earlier than December 29, 2021, and must comply with the other provisions of our amended and restated Bylaws. The notice must be submitted by a stockholder of record and must set forth the information required by the SEC proxy rules and the Company’s Bylaws with respect to each director nomination or other proposal that the stockholder intends to present at the 2022 annual meeting of stockholders, including:

Ο	The nature of the proposed business, the text of any proposal to be presented for adoption, and the reasons for conducting that business at the annual meeting;
Ο	The stockholder’s name, address and other personal information;
Ο	The class and number of shares of our stock beneficially owned by the stockholder;
Ο	A description of any material interest of the stockholder in the proposed business;
Ο	A description of all arrangements or understandings between the stockholder and others in connection with the proposal of the business; and
Ο	With respect to a director nomination, additional information regarding the proposed nominee.

The chairperson of the meeting may disregard (i) any business not properly brought before the meeting according to our Bylaws and other applicable requirements, and (ii) any nomination not made in accordance with the above procedures.

Stockholder Nominations for Directors

If a stockholder wishes to suggest a director nominee for the Nominating and Corporate Governance Committee’s consideration, it may do so in writing by mailing the suggestion to Ryerson Holding Corporation, Attention: Secretary, 227 W. Monroe St., 27th Floor, Chicago, Illinois 60606. The Nominating and Corporate Governance Committee will consider director nominees suggested by stockholders for election at the annual stockholders meeting if our corporate secretary receives the suggestion not less than 90 days nor more than 120 days in advance of the anniversary of the prior year’s meeting. The suggestion must describe in detail the proposed director nominee’s qualifications and other relevant biographical information. It also must include:

Ο	The stockholder’s name, address and contact information;
Ο	The class and number of shares of our stock beneficially owned by the stockholder;
Ο	A description of all arrangements or understandings between the stockholder, the suggested director nominee and/or any others in connection in connection with the suggested nomination;
Ο	Our Bylaws, including the procedures outlined above;
Ο	Any other information that must be disclosed about director nominees in proxy solicitations under Regulation 14A of the Exchange Act; and
Ο	A representation that such stockholder intends to appear in person or be present by proxy at the meeting to nominate the person named in its notice.

The Nominating and Corporate Governance Committee may disregard any nomination not made in accordance with the above procedures.

Ryerson’s Annual Report on Form 10-K

We made our Annual Report on Form 10-K for the year ended December 31, 2020, available online with this proxy statement. Paper copies of our Annual Report on Form 10-K can be obtained at no charge by contacting us at Investor Relations, 227 W. Monroe St., 27th Floor, Chicago, Illinois 60606, email: investorinfo@ryerson.com, or telephone: 312-292-5130. Our SEC filings, including our Annual Report on Form 10-K, can be found on our website http://ir.ryerson.com/ by clicking on “SEC Filings,” or through the SEC’s website at www.sec.gov.

We request that you promptly request a proxy card to sign, date, and return or provide voting instructions over the telephone or through the Internet so that your vote will be included at the meeting.

52 RYERSON HOLDING CORPORATION

Appendix A

Non-GAAP Financial Information for Compensation Discussion and Analysis

The following table sets forth the reconciliation of Adjusted EBITDA and Managerial Controllable Free Cash Flow to the most comparable GAAP measures for the year ended December 31, 2020.

Reconciliation of Net income to Adjusted EBITDA, excluding LIFO and Managerial Controllable Free Cash Flow, non-GAAP measures

(in millions)	Fiscal Year Ended December 31, 2020 ($)
Net income attributable to Ryerson Holding Corporation	(65.8)
Interest and other expense on debt	76.4
Provision for income taxes	(24.8)
Depreciation and amortization expense	53.9
EBITDA	39.7
Gain on sale of assets		-
Gain on insurance settlement		-
Reorganization	13.1
Foreign currency transaction losses	(0.5)
Loss on retirement of debt	17.7
Pension settlement charge	64.6
Purchase consideration and other transaction costs	0.4
Other adjustments	(2.7)
Adjusted EBITDA	132.3
LIFO expense (income)	(12.3)
Adjusted EBITDA, excluding LIFO Expense	120.0
Changes in Consolidated Statements of Cash Flow for:
Inventories	138.9
Receivables	46.7
Accounts Payable	25.8
Capital Expenditures	(26.0)
Proceeds from Sale of Property, Plant and Equipment	0.1
Managerial Controllable Free Cash Flow	305.5

2021 Proxy Statement A-1

RYERSON

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY:

	INTERNET Go To: www.proxypush.com/RYI • Cast your vote online • Have your Proxy Card ready. • Follow the simple instructions to record your vote.
	PHONE Call 1-866-859-2073 • Use any touch-tone telephone, 24 hours a day, 7 days a week. • Have your Proxy Card ready. • Follow the simple recorded instructions.
	MAIL • Mark, sign and date your Proxy Card. • Fold and return your Proxy Card Form in the postage-paid envelope provided.

CONTROL NUMBER

<— **Please fold here — Do not separate** —>

Ryerson Holding Corporation

Annual Meeting of Stockholders

For Stockholders as of March 01, 2021

TIME: Wednesday, April 28, 2021 02:00 PM, Central Time
PLACE: Annual Meeting to be held virtually via live webcast - please visit www.proxydocs.com/RYI for more details

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Mark S. Silver and Camilla R. Merrick, and each or either of them, as proxies of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Ryerson Holding Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2021 Mediant Communications Inc. All Rights Reserved

ation 227 w. Monroe st., 27th floor Chicago, il 60606 investor address line 1 investor address line 2 investor address line 3 investor address line 4 investor address line 5 john sample 1234 anywhere street any city, on a1a 1a1 1of 2 1 1 vote by internet-www.proxyvote.com use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 Central Time on April 23, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future notices, proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 Central Time on April 23, 2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.the company name inc. – common the company name inc. – class a the company name inc. – class b the company name inc. – class c the company name inc. – class d the company name inc. – class d the company name inc. – class e the company name inc. – class f the company name inc. – 401k CONTROL # 0000000000000000 SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 page 1 of 2 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees 01 Stephen P. Larson 02 Philip E. Norment The Board of Directors recommends you vote FOR proposals 2. and 3. 2. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2019. 3. Approval of the Amended and Restated 2014 Omnibus Incentive Plan. NOTE: Such other business as may properly come before the Annual Meeting For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date JOB # Signature (Joint Owners) Date SHARES CUSIP # SEQUENCE # 0000400432_1 R1.0.1.18 02 0000000000

Ryerson Holding Corporation

Annual Meeting of Stockholders

Please make your marks like this: [X] Use dark black pencil or pen only

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL(S) 1, 2, 3.
The Board of Directorsrecommends that an advisory vote on the compensation for named executive officers be held every 3 YEARS.

	PROPOSAL	YOUR VOTE				BOARD OF DIRECTORS RECOMMENDS
1.	Election of Directors					
		FOR	WITHHOLD			
	To vote for all directors mark here:	☐				
	1.01 Eva M. Kalawski	☐	☐			FOR
	1.02 Mary Ann Sigler	☐	☐			FOR
	1.03 Court D. Carruthers	☐	☐			FOR
		FOR	AGAINST	ABSTAIN		
2.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2021	☐	☐	☐		FOR
3.	The adoption, on a non-binding, advisory basis, of a resolution approving the compensation of our named executive officers described under the heading Executive Compensation in our proxy statement	☐	☐	☐		FOR
		3YR	2YR	1YR	ABSTAIN	
4.	The selection, on a non-binding, advisory basis, of the frequency of the stockholder vote on the compensation of our named executive officers.	☐	☐	☐	☐	3 YEARS
5.	Such other business as may properly come before the Annual Meeting or any adjournment thereof.					

You must pre-register to attend the meeting online and/or participate at the email address indicated.

Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) ____________ Date ____________ Signature (if held jointly) ____________ Date ____________

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10K Wrap are available at www.proxyvote.com RYERSON HOLDING CORPORATION Annual Meeting of Stockholders April 24, 2019 2:00 PM Central Time This proxy is solicited by the Board of Directors. The stockholder(s) hereby appoint(s) Mark S. Silver and Camilla R. Merrick, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of RYERSON HOLDING CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 p.m., Central Daylight Time on April 24, 2019, at 2:00 p.m. Central Time, JW Marriott Houston Downtown, 806 Main Street, Houston, Texas 77002, and at any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. 0000400432 2 R1.0.1.18 Continued and to be signed on reverse side